SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

LAS VEGAS SANDS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

LETTER FROM THE CHAIRMAN

Dear Stockholder:

You are cordially invited to attend the 2012 annual meeting of stockholders of Las Vegas Sands Corp., which will be held on June 7, 2012 at 2:00 p.m., New York time, at the Sheraton New York Hotel & Towers located at 811 Seventh Avenue, New York, New York 10019.

Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

This year we again are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders via the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of producing and distributing materials for our annual meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in the accompanying Proxy Statement and Annual Report to Stockholders, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 27, 2012. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing to begin on or about April 27, 2012.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Please follow the instructions in the Notice and vote as soon as possible.

On behalf of the Board of Directors and the management of Las Vegas Sands Corp., thank you very much for your support.

Yours sincerely,

SHELDON G. ADELSON

Chairman of the Board

and Chief Executive Officer

April 27, 2012

NOTICE OF ANNUAL MEETING

to be held on

June 7, 2012

To the Stockholders:

The annual meeting of stockholders of Las Vegas Sands Corp., a Nevada corporation (the “Company”), will be held at the Sheraton New York Hotel & Towers located at 811 Seventh Avenue New York, New York 10019, on June 7, 2012, at 2:00 p.m., New York time, for the following purposes:

1. To elect three directors to the Board of Directors, each for a three-year term;

2. To consider and act upon the ratification of the selection of our independent registered public accounting firm;

3. To consider and act upon an advisory (non-binding) proposal on the compensation of the named executive officers; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on April 13, 2012 are entitled to notice of and to vote at the meeting. A list of these stockholders will be available for examination by any stockholder, for any purpose relevant to the meeting, during ordinary business hours, at the Company’s executive offices, located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for a period of ten days prior to the meeting date. The list will also be available for inspection by any stockholder at the place of the stockholder meeting during the whole time thereof.

By Order of the Board of Directors,

MICHAEL A. LEVEN

President, Chief Operating Officer

and Secretary

April 27, 2012

PLEASE FOLLOW THE INSTRUCTIONS IN THE COMPANY’S NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS TO VOTE YOUR PROXY.

PROXY STATEMENT

i

PROXY STATEMENT

PROXY AND VOTING INFORMATION

Our Board of Directors (the “Board”) has provided you with these proxy materials in connection with its solicitation of proxies to be voted at the annual meeting of stockholders. We will hold the annual meeting on Thursday, June 7, 2012, at the Sheraton New York Hotel & Towers located at 811 Seventh Avenue, New York, New York 10019, beginning at 2:00 p.m., New York time. Please note that throughout these proxy materials we may refer to Las Vegas Sands Corp. as “the Company,” “we,” “us,” or “our.”

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in this Proxy Statement, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 27, 2012. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing to begin on or about April 27, 2012.

Who Can Vote

Only stockholders of record of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), as of April 13, 2012, will be entitled to vote at the meeting or any adjournment thereof.

How Many Shares Can Be Voted

The authorized capital stock of the Company presently consists of 1,000,000,000 shares of Common Stock. At the close of business on April 13, 2012, 822,739,856 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each share held of record on that date on all matters that may come before the meeting. There is no cumulative voting in the election of directors.

How You Can Vote

You may attend the annual meeting and vote your shares in person. You may also grant your proxy to vote by telephone or through the Internet by following the instructions included on the Notice, or by returning a signed, dated and marked proxy card if you received a paper copy of the proxy card.

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the meeting. If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “NYSE”), a brokerage firm may give a proxy to vote its customer’s stock without customer instructions if the brokerage firm (i) transmitted proxy materials to the beneficial owner of the stock, (ii) did not receive voting instructions by the date specified in the statement accompanying the proxy materials and (iii) has no knowledge of any contest with respect to the actions to be taken at the stockholders’ meeting and such actions are adequately disclosed to stockholders. In addition, under new NYSE rules, brokerage firms may not vote their customers’ stock without instructions from the customer if the vote concerns the election of directors, a matter relating to executive compensation, including the advisory proposal on compensation, which will be voted on at the meeting, or an authorization for a merger, consolidation or any matter that could substantially affect the rights or privileges of the stock. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. Each other item to be acted upon at the meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote on the item, assuming that a quorum is present or represented at the meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect. With respect to the other proposals, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against a proposal. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote.

Sheldon G. Adelson, the Chairman of the Board and Chief Executive Officer of our Company, his wife, Dr. Miriam Adelson, and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately 52.4% of our outstanding Common Stock as of the record date. Mr. Adelson, Dr. Adelson, the trustees for the various trusts and individuals authorized to vote the shares of Common Stock held by such other entities have indicated that they will vote the shares of Common Stock over which they exercise voting control in accordance with the recommendations of our Board as set forth below.

Brokers are not permitted to vote on the election of directors or on the advisory proposal on executive compensation without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important this year. Unless you vote your shares, your shares will not be voted in the election of directors as set forth in Proposal 1 below or the advisory proposal on executive compensation as set forth in Proposal 3 below.

If you duly submit a proxy but do not specify how you want to vote, your shares will be voted as our Board recommends, which is:

•	“FOR” the election of each of the nominees for director as set forth under Proposal 1 below;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012 as described in Proposal 2 below; and

•	“FOR” the advisory proposal on executive compensation as described in Proposal 3 below.

How to Revoke or Change Your Vote

You may revoke or change your proxy at any time before it is exercised in any of three ways:

•	by notifying the Corporate Secretary of the revocation or change in writing;

•	by delivering to the Corporate Secretary a later dated proxy; or

•	by voting in person at the annual meeting.

You will not revoke a proxy merely by attending the annual meeting. To revoke or change a proxy, you must take one of the actions described above.

If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or nominee.

Any revocation of a proxy, or a new proxy bearing a later date, should be sent to the following address: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Sands Boulevard South, Las Vegas, Nevada 89109. To revoke a proxy previously submitted by telephone, Internet or mail, simply submit a new proxy at a later date before the taking of the vote at the Annual Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

Other Matters to be Acted upon at the Meeting

Our Board presently is not aware of any matters other than those specifically stated in the Notice of Annual Meeting that are to be presented for action at the annual meeting. If any matter other than those described in this

Proxy Statement is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Electronic Delivery of Proxy Materials and Annual Report

The Notice of Annual Meeting and Proxy Statement and the Company’s 2011 Annual Report are available at http://investor.lasvegassands.com/proxy.cfm. These materials are also available on the Investor Relations page of our website, www.lasvegassands.com. In the future, for stockholders who have not already opted to do so, instead of receiving copies of the Notice of Annual Meeting and Proxy Statement and annual report in the mail, stockholders may elect to view proxy materials for the annual meeting on the Internet or receive proxy materials for the annual meeting by e-mail. The Notice will provide you with instructions regarding how to view our proxy materials for the annual meeting on the Internet and how to instruct us to send future proxy materials to you electronically by e-mail. Receiving your proxy materials online saves the Company the cost of producing and mailing documents to your home or business and gives you an automatic link to the proxy voting site.

Stockholders of Record.    If your shares are registered in your own name, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.

Beneficial Stockholders.    If your shares are not registered in your name, to enroll in the electronic delivery service check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

Delivery of One Notice or Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

In connection with the Company’s annual meeting of stockholders, the Company is required to send to each stockholder of record a Notice or a Proxy Statement and annual report, and to arrange for a Notice or a Proxy Statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because many stockholders hold shares of Common Stock in multiple accounts, this process would result in duplicate mailings of Notices or Proxy Statements and annual reports to stockholders who share the same address. To avoid this duplication, unless the Company receives instructions to the contrary from one or more of the stockholders sharing a mailing address, only one Notice or Proxy Statement will be sent to each address. Stockholders may, on their own initiative, avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record.    If your shares are registered in your own name and you are interested in consenting to the delivery of a single Notice or Proxy Statement and annual report, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.

Beneficial Stockholders.    If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single Notice or Proxy Statement and annual report if there are other Las Vegas Sands Corp. stockholders who share an address with you. If you currently receive more than one Notice or Proxy Statement and annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies.    If you consent to the delivery of a single Notice or Proxy Statement and annual report but later decide that you would prefer to receive a separate copy of the Notice or Proxy Statement or annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional Notices or Proxy Statements or annual reports. If you wish to receive a separate copy of the Notice or Proxy Statement or annual report for each stockholder sharing your address in the future, you may contact our transfer agent, American Stock Transfer &

Trust Company, directly by telephone at 1-800-937-5449 or by visiting its website at www.amstock.com and following the instructions.

Important Notice about Security

All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of April 1, 2012 as to the beneficial ownership of our Common Stock, in each case, by:

•	each person known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each executive officer;

•	each executive officer named in the Summary Compensation Table;

•	each of our directors; and

•	all of our executive officers and directors as a group.

	Beneficial Ownership(1)
Name of Beneficial Owner(2)	Shares	Percent (%)
Sheldon G. Adelson(3)(4)	146,955,404	17.9%
Dr. Miriam Adelson(3)(5)	289,629,870	35.2
Timothy D. Stein(3)(6)	170,834,874	20.8
General Trust under the Sheldon G. Adelson 2007 Remainder Trust(3)(7)	53,297,679	6.5
General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust(3)(8)	53,297,678	6.5
Michael A. Leven(9)	1,861,612	*
Chris J. Cahill	—	*
Robert G. Goldstein(10)	1,526,410	*
Kenneth J. Kay(11)	75,211	*
Ira H. Raphaelson	—	*
John P. Caparella(12)	25,000	*
George Tanasijevich(13)	181,500	*
Edward M. Tracy	78	*
Jason N. Ader(14)	40,935	*
Irwin Chafetz(3)(15)	61,172	*
Charles D. Forman(16)	201,551	*
George P. Koo(17)	24,215	*
Charles A. Koppelman	—	*
Jeffrey H. Schwartz(18)	71,291	*
Irwin A. Siegel(19)	26,302	*
All current executive officers and current directors of our Company as a group (16 persons)(20)	151,050,681	18.4%

*	Less than 1%.

(1)

A person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, the sole voting and investment power with respect to the indicated shares of Common Stock. Percentages are based on 822,719,993 shares issued and outstanding at the close of business on April 1, 2012 (including vested and unvested shares of restricted stock), plus any shares of our Common Stock underlying options held by all individuals listed on the table that are vested and exercisable or will become vested and exercisable within 60 days.

(2)	Other than Timothy D. Stein, the address of each person named in this table is c/o Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(3)

Sheldon G. Adelson, Dr. Miriam Adelson, Timothy D. Stein, Irwin Chafetz, the General Trust under the Sheldon G. Adelson 2007 Remainder Trust and the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust constitute a “group” that, as of April 1, 2012, collectively beneficially owned 431,397,452 shares of our Common Stock, or 52.4% of the total number of shares issued and outstanding as of that date, for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934. Each of the foregoing persons may be deemed to beneficially own certain shares beneficially owned by the other persons in such “group.”

(4)

This amount includes (a) 1,224,269 shares of our Common Stock held by Mr. Adelson, (b) 61,160 unvested shares of restricted stock, (c) 26,188,785 shares of our Common Stock owned by the Sheldon G. Adelson October 2009 Three Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (d) 28,022,248 shares of our Common Stock owned by the Sheldon G. Adelson June 30, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (e) 23,518,397 shares of our Common Stock owned by the Sheldon G. Adelson June 29, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (f) 22,582,656 shares of our Common Stock owned by the Sheldon G. Adelson September 28, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (g) 22,581,427 shares of our Common Stock owned by the Sheldon G. Adelson September 29, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (h) 10,209,752 shares of our Common Stock owned by the Sheldon G. Adelson March 2011 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, and (i) 12,566,710 shares of our Common Stock owned by Adfam Investment Company LLC over which Mr. Adelson, as co-manager, shares voting and dispositive control.

(5)

This amount includes (a) 87,501,092 shares of our Common Stock owned directly by Dr. Adelson, (b) 12,692,516 shares of our Common Stock held by the ESBT S Trust over which Dr. Adelson, as trustee, retains sole voting control, (c) 7,342,516 shares of our Common Stock held by the ESBT Y Trust over which Dr. Adelson, as trustee, retains sole voting control, (d) 13,692,517 shares of our Common Stock held by the QSST A Trust over which Dr. Adelson, as trustee, retains sole voting control, (e) 13,692,517 shares of our Common Stock held by the QSST M Trust over which Dr. Adelson, as trustee, retains sole voting control, (f) 5,144,415 shares of our Common Stock held by the Sheldon G. Adelson 2004 Remainder Trust over which Dr. Adelson, as trustee, retains sole voting control, (g) 53,297,679 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Remainder Trust over which Dr. Adelson, as trustee, retains sole voting control, (h) 53,297,678 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust over which Dr. Adelson, as trustee, retains sole voting control, (i) 18,139,344 shares of our Common Stock owned by the Miriam Adelson June 2011 Two Year LVS Annuity Trust over which Dr. Adelson, as trustee, retains sole dispositive control, (j) 13,707 shares of our Common Stock held by the Sivan Ochshorn 2010 Grantor Trust over which Dr. Adelson retains sole voting and dispositive control; (k) 4,000,000 shares of our Common Stock held by the Miriam Adelson October 2011 LVS Annuity Trust over which Dr. Adelson, as trustee, retains sole dispositive control; (l) 8,249,079 shares of our Common Stock held by the Miriam Adelson December 2011 LVS Annuity Trust over which Dr. Adelson, as trustee, retains sole dispositive control; (m) 12,566,710 shares of our Common Stock owned by Adfam Investment Company LLC over which Dr. Adelson, as co-manager, shares voting and dispositive control; and (n) 100 shares of our Common Stock held as custodian for Mr. and Dr. Adelson’s son over which Dr. Adelson has sole voting and dispositive control.

(6)	This amount includes (a) 6,893 shares of our Common Stock owned directly by Mr. Stein, (b) 26,188,785 shares of our Common Stock owned by the Sheldon G. Adelson October 2009 Three Year LVS Annuity

Trust over which Mr. Stein, as trustee, retains sole voting control, (c) 28,022,248 shares of our Common Stock owned by the Sheldon G. Adelson June 30, 2010 Two Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (d) 23,518,397 shares of our Common Stock owned by the Sheldon G. Adelson June 29, 2010 Two Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (e) 22,582,656 shares of our Common Stock owned by the Sheldon G. Adelson September 28, 2010 Two Year LVS Annuity Trust u/d/t dated effective September 28, 2010 over which Mr. Stein, as trustee, retains sole voting control, (f) 22,581,427 shares of our Common Stock owned by Sheldon G. Adelson September 29, 2010 Two Year LVS Annuity Trust u/d/t dated effective September 29, 2010 over which Mr. Stein, as trustee, retains sole voting control, (g) 10,209,752 shares of our Common Stock owned by the Sheldon G. Adelson March 2011 Two Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (h) 2,305,617 shares of our Common Stock held by the Yasmin Lukatz October 2010 Two Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (i) 2,381,177 shares of our Common Stock held by the Yasmin Lukatz October 2010 Three Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (j) 313,206 shares of our Common Stock held by the Yasmin Lukatz 2010 Grantor Trust over which Mr. Stein, as trustee, retains sole voting control and shares dispositive power, (k) 489,499 shares of our Common Stock held by the Sivan Ochshorn December 2010 Two Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (l) 496,794 shares of our Common Stock held by the Sivan Ochshorn December 2010 Five Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (m) 18,139,344 shares of our Common Stock owned by the Miriam Adelson June 2011 Two Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (n) 1,350,000 shares of our Common Stock held by Lukatz Family Investment LLC over which Mr. Stein, as manager, retains sole voting control and shares dispositive power; (o) 4,000,000 shares of our Common Stock held by the Miriam Adelson October 2011 LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control; and (p) 8,249,079 shares of our Common Stock held by the Miriam Adelson December 2011 LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control. Mr. Stein disclaims beneficial ownership of the shares held by any trust or other entity for which he acts as trustee or in a fiduciary, and this disclosure shall not be deemed an admission that Mr. Stein is a beneficial owner of such shares for any purpose. Mr. Stein’s address is c/o Lourie & Cutler, P.C., 60 State Street, Boston, Massachusetts 02109.

(7)	This amount includes 53,297,679 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Remainder Trust over which Dr. Adelson, as trustee, retains sole voting control.

(8)

This amount includes 53,297,678 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust over which Dr. Adelson, as trustee, retains sole voting control.

(9)

This amount includes (a) 3,612 shares of our Common Stock held by Mr. Leven, (b) 350,000 unvested shares of restricted stock and (c) options to purchase 1,508,000 shares of our Common Stock that are vested and exercisable.

(10)

This amount includes (a) 4,372 shares held by the Robert & Sheryl Goldstein Trust, (b) 500,000 unvested shares of restricted stock held by Mr. Goldstein and (c) options to purchase 1,022,038 shares of our Common Stock that are vested and exercisable.

(11)	This amount includes (a) 211 shares of our Common Stock held by Mr. Kay and (b) options to purchase 75,000 shares of our Common Stock that are vested and exercisable.

(12)	This amount includes 25,000 unvested shares of restricted stock held by Mr. Caparella.

(13)

This amount includes (a) 50,000 unvested shares of restricted stock held by Mr. Tanasijevich and (b) options to purchase 131,500 shares of our Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.

(14)

This amount includes (a) 7,273 shares of our Common Stock held by Mr. Ader, (b) 1,932 unvested shares of restricted stock and (c) options to purchase 31,730 shares of our Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.

(15)

This amount includes (a) 33,770 shares of our Common Stock held by Mr. Chafetz, (b) 1,932 unvested shares of restricted stock and (c) options to purchase 25,470 shares of our Common Stock that are vested and exercisable.

(16)

This amount includes (a) 170,770 shares of our Common Stock held by Mr. Forman, (b) 1,932 unvested shares of restricted stock and (c) options to purchase 28,849 shares of our Common Stock that are vested and exercisable.

(17)

This amount includes (a) 6,827 shares of our Common Stock held by Dr. Koo, (b) 1,932 unvested shares of restricted stock and (c) options to purchase 15,456 shares of our Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.

(18)

This amount includes (a) 7,273 shares of our Common Stock held by Mr. Schwartz, (b) 1,932 unvested shares of restricted stock and (c) options to purchase 62,086 shares of our Common Stock that are vested and exercisable.

(19)

This amount includes (a) 11,270 shares of our Common Stock held by Mr. Siegel, (b) 1,932 unvested shares of restricted stock and (c) options to purchase 13,100 shares of our Common Stock that are vested and exercisable.

(20)

This amount includes 997,752 unvested shares of restricted stock and options to purchase 2,913,229 shares of our Common Stock that are vested and exercisable or will become vested and exercisable within 60 days held by the Company’s current executive officers and current directors.

BOARD OF DIRECTORS

Our Board currently has nine directors, divided into three classes, designated as Class I, Class II and Class III. Members of each class serve for a three-year term. Stockholders elect one class of directors at each annual meeting. The term of office of the current Class II directors will expire at the 2012 annual meeting. The term of office of the current Class III directors will be subject to renewal in 2013, and the term of office of the current Class I directors will be subject to renewal in 2014. Each director holds office until his successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees are all current directors of the Company, and each nominee has indicated that he will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

In addition to the specific professional experience of each director, we chose our directors because they are highly accomplished in their respective fields, insightful and inquisitive. In addition, we believe each of our directors possesses sound business judgment and is highly ethical. While we do not have a formal diversity policy, we consider a wide range of factors in determining the composition of our Board, including professional experience, skills, education, training and background.

The nominees for re-election for a three-year term ending in 2015 are as follows:

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Jason N. Ader (44)	2009	II

Jason N. Ader has been a director of the Company since April 2009. Mr. Ader is the founder and Chief Executive Officer of Ader Investment Management LLC, a New York-based investment advisor and merchant banking firm specializing in the hospitality and real estate sectors that he founded in March 2003. Mr. Ader is also a Director of Western Liberty Bancorp. Prior to founding Ader Investment Management LLC, Mr. Ader was a Senior Managing Director at Bear, Stearns & Co. Inc., from 1995 to 2003. From 1993 to 1995 he was a Vice President at Smith Barney, and from 1990 to 1993 he was an analyst at Baron Capital. Mr. Ader’s extensive investment banking and merchant banking experience and his in-depth knowledge about the hospitality and casino industries led the Board to conclude that he should be a member of our Board of Directors.

Michael A. Leven (74)	2004	II

Mr. Leven has been the Company’s President and Chief Operating Officer since March 2009, Secretary since June 2010 and a director of the Company since August 2004. He was a director of Las Vegas Sands, Inc. from May 2004 until July 2005. Mr. Leven served as the Chief Executive Officer of the Georgia Aquarium from September 2008 until he joined our Company in March 2009. Since July 2010, Mr. Leven has also served as the Acting Chief Executive Officer and a member of the Board of Directors of the Company’s subsidiary, Sands China Ltd. From January 2006 through September 2008, Mr. Leven was the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation. Until July 2006, Mr. Leven was the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. He was previously the president and chief operating officer of Holiday Inn Worldwide, president of Days Inn of America, and president of Americana Hotels. Mr. Leven also serves as Special Adviser to the Board of Directors of the Company’s subsidiary, Sands China Ltd., and as an officer and/or director of several of our other subsidiaries. Mr. Leven serves as a director emeritus of Hersha Hospitality Trust. Mr. Leven serves on many other non-profit boards. Mr. Leven’s extensive experience in the hospitality industry, including as an executive officer and director of various other hospitality companies, and his role as our President and Chief Operating Officer led the Board to conclude that he should be a member of our Board of Directors.

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Jeffrey H. Schwartz (52)	2009	II

Mr. Schwartz has been a director of the Company since March 2009. He is the Deputy Chairman, Chairman of the Executive Committee and Co-Founder of Global Logistic Properties, which controls the largest platform of logistic facilities in Asia and is listed on the Singapore Exchange Ltd. (SGX). Mr. Schwartz was the Chief Executive Officer of ProLogis from January 2005 through November 2008. Mr. Schwartz also serves on the Board of Directors of the Company’s subsidiary, Sands China Ltd. He served as a director of ProLogis from August 2004 to November 2008 and ProLogis European Properties from September 2006 until November 2008. Mr. Schwartz’s extensive business experience in Asia, as well as his experience as the chief executive officer and director of a public company, led the Board to conclude that he should be a member of our Board of Directors.

The other members of the Board are as follows:

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Sheldon G. Adelson (78)	2004	III

Mr. Adelson has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of the Company since August 2004. He has been Chairman of the Board, Chief Executive Officer and a director of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since April 1988 when it was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson has extensive experience in the convention, trade show, and tour and travel businesses. Mr. Adelson also has investments in other business enterprises. Mr. Adelson created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world’s largest computer show in the 1990s, all of which were sold to Softbank Corporation in April 1995. Mr. Adelson also created and developed The Sands Expo and Convention Center, which he grew into one of the largest convention and trade show destinations in the United States before transferring it to us in July 2004. He was President and Chairman of Interface Group Holding Company, Inc. and its predecessors since the mid-1970s and is a manager of Interface Group-Massachusetts, LLC and was President of its predecessors, since 1990. Mr. Adelson also serves as the Chairman of the Board of Directors of the Company’s subsidiary, Sands China Ltd., and as an officer and/or director of several of our other subsidiaries. Mr. Adelson’s extensive business experience, including his experience in the hospitality and meetings, incentives convention and exposition businesses, and his role as our Chief Executive Officer and Treasurer, led the Board to conclude that he should be a member of our Board of Directors.

Irwin Chafetz (76)	2005	III

Mr. Chafetz has been a director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February until July 2005. Mr. Chafetz is a Manager of The Interface Group, LLC, a Massachusetts limited liability company that controls Interface Group-Massachusetts, LLC. Mr. Chafetz has been associated with Interface Group-Massachusetts, LLC and its predecessors since 1972. From 1989 to 1995, Mr. Chafetz was a Vice President and director of Interface Group-Nevada, Inc., which owned and operated trade shows, including COMDEX, which at its peak was the largest American trade show with a presence in more than 20 countries, and also owned and operated The Sands Expo and Convention Center, the first privately owned convention center in the United States. From 1989 to 1995 Mr. Chafetz was also Vice President and a director of Las Vegas Sands, Inc. Mr. Chafetz has served on the boards of directors of many charitable and civic organizations and is a member of the Board of Trustees at Suffolk University and a former member of the Dean’s Advisory Council at Boston University School of Management. Mr. Chafetz’s extensive experience in the hospitality, trade show and convention businesses, as well as his experience as a former executive of our predecessor company, led the Board to conclude that he should be a member of our Board of Directors.

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Charles D. Forman (65)	2004	I

Mr. Forman has been a director of the Company since August 2004. He has been a director of Las Vegas Sands, LLC since March 2004. Mr. Forman served as Chairman and Chief Executive Officer of Centric Events Group, LLC, a trade show and conference business from April 2002 until his retirement upon the sale of the business in 2007. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. From 1995 to 2000, he held various positions with subsidiaries of Softbank Corporation. During 2000, he was Executive Vice President of International Operations of Key3Media, Inc. From 1998 to 2000, he was Chief Legal Officer of ZD Events Inc., a tradeshow business that included COMDEX, which was the largest tradeshow in the United States in the 1990s. From 1995 to 1998, Mr. Forman was Executive Vice President, Chief Financial and Legal Officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was Vice President and General Counsel of The Interface Group, a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988. Mr. Forman is a member of the Board of Trustees of The Dana-Farber Cancer Institute and an Overseer of Beth Israel Deaconess Medical Center. Mr. Forman’s extensive experience in the hospitality, trade show and convention businesses led the Board to conclude that he should be a member of our Board of Directors.

George P. Koo (73)	2008	I

Dr. Koo has been a director of the Company since April 2008. Dr. Koo is a special advisor to the Chinese Services Group of Deloitte & Touche LLP. From April 1999 until April 2008, Dr. Koo was the Director of the Chinese Services Group of Deloitte & Touche LLP. He is a member of Committee of 100, a national organization of prominent Chinese Americans, the Pacific Council for International Policy and the Beijing-based Overseas Friendship Association and a director of New America Media, a non-profit organization. Dr. Koo’s extensive business experience in China led the Board to conclude that he should be a member of our Board of Directors.

Charles A. Koppelman (72)	2011	III

Mr. Koppelman has been a director of the Company since October 2011. Mr. Koppelman has served as Chairman and Chief Executive Officer of CAK Entertainment, Inc., a music and entertainment business, since 1997. In addition, Mr. Koppelman has served as Non-Executive Chairman of the Board of Martha Stewart Living Omnimedia, Inc. since September 2011 and as its Executive Chairman and principal executive officer from July 2008 until September 2011. Mr. Koppelman joined the Board of Martha Stewart Omnimedia, Inc. in July 2004 and became its Chairman in June 2005. Mr. Koppelman served as Chairman and Chief Executive Officer of EMI Records Group, North America, from 1994 to 1997, and Chairman and Chief Executive Officer of EMI Music Publishing from 1990 to 1994. He has been a director of Six Flags Entertainment Corp. since May 2010, where he serves on the audit committee and the compensation committee. Mr. Koppelman is also a former director of Steve Madden Ltd., and served as its Chairman of the Board from 2000 to 2004. Mr. Koppelman’s extensive executive experience, including in the entertainment industry, led the Board to conclude that he should be a member of our Board of Directors.

Irwin A. Siegel (71)	2005	I

Mr. Siegel has been a director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February 2005 until July 2005. Mr. Siegel is a certified public accountant and was a partner (specializing in the hospitality industry) in the international accounting and consulting firm of Deloitte & Touche LLP from 1973 to 2003, when he retired. From 1996 through 1999 Mr. Siegel served as the CEO of the Deloitte operations in the former Soviet Union. Mr. Siegel has been working as a business consultant since 2003. Mr. Siegel has served on the boards of directors of many charitable and civic organizations and is a past president of the Weinstein Hospice in Atlanta. Mr. Siegel also serves on the Board of Directors of the Company’s subsidiary, Sands China Ltd. Mr. Siegel’s experience in the accounting profession, including his experience auditing public companies, led the Board to conclude that he should be a member of our Board of Directors.

There is no family relationship between any director or executive officer of the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND BOARD AND OTHER COMMITTEES

Board

NYSE Listing Standards.    As required by the NYSE’s corporate governance rules, the Company’s Board has a majority of independent directors. In addition, all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee are independent directors.

Until November 5, 2010, the Company qualified as a “controlled company” under the NYSE’s corporate governance rules, and certain provisions of the rules were not applicable to the Company until that date. “Controlled companies” under the NYSE’s corporate governance rules are companies of which more than 50 percent of the voting power is held by an individual, a group or another company. The Company previously qualified as a “controlled company” under this definition by virtue of the ownership by Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members of more than 50 percent of the voting power of the Common Stock and their ability to elect the entire Board. During the time that it qualified as a controlled company, the Company chose to take advantage of certain of the exemptions provided in the NYSE’s rules and was not required to have a majority of independent directors or a nominating and governance committee or a compensation committee composed entirely of independent directors.

For one year after the Company ceased to qualify as a “controlled company,” the Company operated under the NYSE’s transition rules, which required that the Company have (1) at least one independent member on its Compensation Committee and Nominating and Governance Committee by the date the Company’s status changed, (2) at least a majority of independent directors on its Compensation Committee and Nominating and Governance Committee within 90 days of the date its status changed and (3) a majority of the members of its Board of Directors and all of the members of its Compensation Committee and Nominating and Governance Committee be independent within one year of the date its status changed. The Company’s Board was in full compliance with the NYSE transition rules during this one-year period, which ended on November 5, 2011.

As of March 2, 2012, the Company again qualifies as a “controlled company” because Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members again control more than 50 percent of the voting power of the Company’s Common Stock. The Board has determined that it will not take advantage of the exemptions provided under the NYSE governance rules for “controlled companies.” Accordingly, the Board continues to be composed of a majority of independent members, with fully independent Audit, Compensation and Nominating and Governance Committees.

Independent Directors.    The Board has determined that five of the nine members of the Board satisfy the criteria for independence under applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE corporate governance rules, namely Messrs. Ader, Koo, Koppelman, Schwartz and Siegel. In making its determinations, the Board reviewed all the relevant facts and circumstances, the standards set forth in our Corporate Governance Guidelines, the NYSE rules and other applicable laws and regulations.

Two of our directors, Messrs. Chafetz and Forman, have business and personal relationships with our controlling stockholder, Mr. Adelson. Mr. Chafetz was a stockholder, vice president and director of the entity that owned and operated the COMDEX trade show and The Sands Expo and Convention Center, which were created and developed by Mr. Adelson. Mr. Forman was Vice President and General Counsel of this entity. Mr. Chafetz also is a trustee of several trusts for the benefit of Mr. Adelson’s family members that beneficially own shares of our Common Stock. For additional information, see “Proxy and Voting Information — How You Can Vote” and “Principal Stockholders” above. These relationships with Mr. Adelson also include making joint investments and other significant financial dealings. As a result, Messrs. Adelson, Chafetz and Forman may have their financial interests aligned and, therefore, the Board does not consider Messrs. Chafetz and Forman to be independent directors.

Board Meetings.    The Board held ten meetings and acted by written consent three times during 2011. The work of the Company’s directors is performed not only at meetings of the Board and its committees, but also by consideration of the Company’s business through the review of documents and in numerous communications among Board members and others. In 2011, all directors attended at least 75% of the aggregate of all meetings of the Board and committees on which they served during the periods in which they served.

Annual Meeting.     Our directors are expected to attend each annual meeting of stockholders and all of our directors attended our 2011 annual meeting of stockholders held on June 10, 2011.

Board Committees

Standing Committees.    Our Board has three standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and governance committee (the “Nominating and Governance Committee”).

Audit Committee.    The Audit Committee operates under a written charter. The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our audit function and independent registered public accounting firm and our compliance with legal and regulatory requirements. Among other things, our Audit Committee selects our independent registered public accounting firm and reviews with such firm the plan, scope and results of our annual audit, and the fees for the services performed. The Audit Committee also reviews with management, the independent registered public accounting firm and internal auditors the adequacy of internal control systems, receives internal audit reports and subsequently reports its findings to the full Board. In addition, the Audit Committee is charged with reviewing related party transactions as further described below under “Corporate Governance — Related Party Transactions” and with overseeing the Company’s enterprise risk management as further described below under “Corporate Governance — The Board’s Role in Risk Oversight.” The Audit Committee also oversees the Company’s responses to the SEC subpoena and related government investigations and to the stockholder derivative actions.

The current members of our Audit Committee are Irwin A. Siegel (Chair), Jason N. Ader and Jeffrey H. Schwartz. The Board has determined that Messrs. Siegel, Ader and Schwartz are each independent under applicable NYSE and federal securities rules and regulations on independence of Audit Committee members. The Board has determined that each of the members of the Audit Committee is “financially literate” and that Mr. Siegel qualifies as an “audit committee financial expert,” as defined in the NYSE’s listing standards and federal securities rules and regulations. The Audit Committee held nine meetings and acted by written consent once during 2011. The activities of the members of the Audit Committee also are undertaken by numerous communications among its members and others.

Compensation Committee.    The Compensation Committee operates under a written charter pursuant to which it has direct responsibility for the compensation of our executive officers. The Compensation Committee has the authority to set salaries, bonuses and other elements of employment and to approve employment agreements for our executive officers and certain other highly compensated employees. The Compensation Committee also may delegate its authority to the extent permitted by the Board, the Compensation Committee charter, our by-laws, state law and NYSE regulations. In addition, the Compensation Committee has the authority to approve employee benefit plans as well as to administer our 2004 Equity Award Plan. The Compensation Committee also is involved in the Company’s enterprise risk management process as further described below under “Corporate Governance — The Board’s Role in Risk Oversight” and “Corporate Governance — 2011 Executive Compensation Risk Assessment.”

The current members of the Compensation Committee are Jeffrey H. Schwartz (Chair) (member as of February 1, 2011, Chair as of October 26, 2011), Jason N. Ader (as of October 26, 2011), George P. Koo and Charles A. Koppelman (as of October 26, 2011). The Compensation Committee held eight meetings and acted by written consent four times during 2011. Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to members of senior management (other than our chief financial officer) in excess of $1 million per year is not deductible by the Company unless the compensation is “performance-based” as described in the applicable regulations. As required by its charter, the Compensation Committee established a Performance Subcommittee to make the required determinations relating to “performance-based” compensation for purposes of Section 162(m). All of the current members of the Compensation Committee are members of the Performance

Subcommittee and are outside directors for purposes of Section 162(m). The Performance Subcommittee met as part of each Compensation Committee meeting and did not act by written consent during 2011. Additional information about the Compensation Committee, its responsibilities and its activities is provided under the caption “Compensation Discussion and Analysis.”

Nominating and Governance Committee.    The Nominating and Governance Committee operates under a written charter and has the authority to, among other things, review and make recommendations regarding the composition of the Board and its committees; develop and implement policies and procedures for the selection of Board members; identify individuals qualified to become Board members and select, or recommend that the Board select, director nominees; assess, develop and make recommendations to the Board with respect to Board effectiveness and related corporate governance matters, including corporate governance guidelines and procedures intended to organize the Board appropriately; and oversee the evaluation of the Board and management. The current members of the Nominating and Governance Committee are Jason N. Ader (Chair), Charles A. Koppelman (as of April 12, 2012), Jeffrey H. Schwartz (as of February 1, 2011) and Irwin A. Siegel (as of October 26, 2011). The Nominating and Governance Committee held two formal meetings and did not act by written consent during 2011. The activities of the members of the Nominating and Governance Committee also are undertaken by numerous communications among its members and were discussed during regularly scheduled Board meetings.

Compensation Committee Interlocks and Insider Participation.    The members of the Compensation Committee during 2011 were Messrs. Ader, Chafetz (until October 26, 2011), Forman (Chair until October 26, 2011), Koo, Koppelman (as of October 26, 2011), Schwartz (as of February 1, 2011) and Siegel (until October 26, 2011). Mr. Forman was, from 1989 to 1995, an officer of Interface Group Massachusetts Inc. and Interface Group-Nevada, Inc., companies controlled by Mr. Adelson. Mr. Chafetz is a manager of The Interface Group, LLC, a Massachusetts limited liability company that is controlled by Mr. Adelson and that controls Interface Group-Massachusetts, LLC. From 1989 to 1995, Mr. Chafetz was a Vice President and director of Interface Group-Nevada, Inc. and a director and Vice-President of our subsidiary, Las Vegas Sands, Inc. Except as described above, none of the other individuals who served as a member of our Compensation Committee during 2011 is, or has been, an employee or officer of the Company. None of our executive officers serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.

Other Committee

Compliance Committee.    The Company’s Compliance Committee operates under a written Compliance Committee Plan. The purpose of the Compliance Committee is to exercise the Committee’s best efforts to identify and evaluate situations arising in the course of the Company’s businesses, wherever conducted, which may have an adverse effect upon its objectives or those of gaming control and thereby cause concern to any gaming authority. The Compliance Committee monitors the Company’s activities so as to assist the Company’s senior management with regard to the Company’s (a) business associations, that is, to protect the Company from associations with persons denied licensing or other related approvals, or who may be deemed unsuitable to be associated with the Company; (b) business practices and procedures; (c) compliance with any special conditions imposed upon the Company’s license(s); (d) reports submitted to gaming authorities; and (e) compliance with the laws, regulations and orders of governmental agencies having jurisdiction over the Company’s gaming or business activities. The Company’s Senior Vice President and Chief Compliance Officer is the Chair of the Compliance Committee. The Compliance Committee also has an independent member who is not otherwise employed by the Company and who possesses a background in and extensive experience with gaming control in Nevada. The remaining members of the Compliance Committee are employed by the Company.

CORPORATE GOVERNANCE

Commitment to Corporate Governance.    Our Board and management have a strong commitment to effective corporate governance. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable rules and regulations of the Securities and Exchange Commission and the NYSE. The key components of this framework are set forth in our amended and restated articles of incorporation and by-laws, along with the following additional documents:

•	our Audit Committee Charter;

•	our Compensation Committee Charter;

•	our Nominating and Governance Committee Charter;

•	our Corporate Governance Guidelines;

•	our Code of Business Conduct and Ethics;

•	our Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials; and

•	our Statement on Reporting Ethical Violations.

Copies of each of these documents are available on our website at www.lasvegassands.com by clicking on “Investor Relations,” and then on “Documents & Charters” under the section entitled “Corporate Governance.” Copies also are available without charge by sending a written request to Investor Relations at the following address: Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

Corporate Governance Guidelines.    We have adopted Corporate Governance Guidelines for our Company that sets forth the general principles governing the conduct of the Company’s business and the role, functions, duties and responsibilities of the Board, including, but not limited to, such matters as composition, membership criteria, orientation and continuing education, retirement, committees, compensation, meeting procedures, annual evaluation and management succession planning.

Code of Business Conduct and Ethics.    We have adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), employees and agents. The Code of Business Conduct and Ethics establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Company’s Code of Business Conduct and Ethics is provided to all new directors, officers and employees.

Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials.    We have adopted an Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials to assure that the hospitality and business development practices of all of our operations anywhere in the world are fully consistent with applicable record keeping and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the Sarbanes-Oxley Act of 2002. The Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials is provided to all new directors, officers and employees.

Statement on Reporting Ethical Violations.    We have adopted a Statement on Reporting Ethical Violations to facilitate and encourage the reporting of any misconduct at the Company, including violations or potential violations of our Code of Business Conduct and Ethics, and to ensure that those reporting such misconduct will not be subject to harassment, intimidation or other retaliatory action. The Statement on Reporting Ethical Violations is provided to all new directors, officers and employees.

Related Party Transactions.    We have established policies and procedures for the review, approval and/or ratification of related party transactions. Under its charter, the Audit Committee approves all related party transactions required to be disclosed in our public filings and all transactions involving executive officers or directors of the Company that are required to be approved by the Audit Committee under the Company’s Code of Business Conduct and Ethics. Under our procedures, our executive officers and directors provide our corporate counsel’s office with the details of any such proposed transactions. Proposed transactions are then presented to our Audit Committee for review, discussion and approval. The Audit Committee may, in its discretion, request additional information from the director or executive officer involved in the proposed transaction or from management prior to granting approval for a related party transaction. All other related party transactions by individuals subject to our Code of Business Conduct and Ethics must be approved by our Chief Compliance Officer and reported to the Compliance Committee and the Audit Committee.

Nomination of Directors.    The Nominating and Governance Committee proposed to the Board the candidates nominated for election at this annual meeting. The Nominating and Governance Committee, in making its selection of director candidates, considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.

The Nominating and Governance Committee considers a number of factors in selecting director candidates, including:

•	the ethical standards and integrity of the candidate in personal and professional dealings;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•	the diversity of the existing Board, so that we maintain a body of directors from diverse professional and personal backgrounds;

•	whether the skills and experience of the candidate will complement that of the existing members of the Board;

•

the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate would not serve on the boards of directors of more than three other public companies;

•	the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her Board duties;

•	the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company;

•	the willingness of the candidate to be accountable for his or her decisions as a director;

•	the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues;

•	the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion;

•	whether the candidate has a history of achievements that reflects high standards;

•	the ability and willingness of the candidate to be committed to, and enthusiastic about, his or her performance for the Company as a director, both in absolute terms and relative to his or her peers;

•	whether the candidate possesses the courage to express views openly, even in the face of opposition;

•	the ability and willingness of the candidate to comply with the duties and responsibilities set forth in the Company’s Corporate Governance Guidelines and by-laws;

•

the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation;

•	the ability and willingness of the candidate to adhere to the Company’s Code of Business Conduct and Ethics, including the policies on conflicts of interest expressed therein; and

•	such other attributes of the candidate and external factors as the Board deems appropriate.

The Nominating and Governance Committee has the discretion to weight these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.

The Nominating and Governance Committee will consider candidates recommended by directors and members of management and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The Nominating and Governance Committee does not have a policy for considering director candidates recommended by security holders and believes that not having such a policy is appropriate in light of the significant ownership of the Company’s Common Stock by Mr. Adelson and his family.

Board Leadership Structure.    Mr. Adelson serves as the Chairman of the Board and Chief Executive Officer of our Company. Mr. Adelson is the founder of our Company and has served as its Chairman and Chief Executive Officer since the Company was founded. The Board believes that Mr. Adelson is best suited to serve as both its Chairman and Chief Executive Officer because he is the most familiar with the Company’s businesses and industry and best able to establish strategic priorities for the Company. In addition, Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately 52.4% of our outstanding Common Stock as of the record date. Accordingly, Mr. Adelson exercises significant influence over our business policies and affairs, including the composition of our Board of Directors. As a result, the Board believes that Mr. Adelson’s continuing service as both Chairman and Chief Executive Officer is beneficial to the Company and provides an effective leadership structure. The Company does not have a lead director.

The Board’s Role in Risk Oversight.    The Board of Directors, directly and through its committees, is actively involved in the oversight of the Company’s risk management policies. The Audit Committee is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor, control and manage these exposures, including the Company’s risk assessment and risk management guidelines and policies. The Compensation Committee oversees the Company’s compensation policies generally to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. The Audit Committee and the Compensation Committee receive reports from, and discuss these matters with, management and regularly report on these matters to the Board.

2011 Executive Compensation Risk Assessment.    The Compensation Committee has evaluated the Company’s compensation structure from the perspective of enterprise risk management and the terms of the Company’s compensation policies generally and does not believe that that the Company’s compensation policies and practices provide incentives for employees to take inappropriate business risks. As described under “Compensation Discussion and Analysis” below regarding bonuses for named executive officers, Mr. Adelson is eligible to receive bonuses under his employment agreement, subject to the Company’s achieving predetermined EBITDA-based performance goals. Under their employment agreements or other arrangements, the other named executive officers are eligible for discretionary bonuses, up to a target percentage of their respective base salaries. Similarly, any bonuses for employees other than the named executive officers are granted on a discretionary basis. The Compensation Committee believes that the discretionary nature of these bonuses does not incentivize the named executive officers or other employees to take inappropriate business risks.

Presiding Non-Management Director.    In accordance with applicable rules of the NYSE and the Company’s Corporate Governance Guidelines, the Board has adopted a policy to meet at least quarterly in executive session without management directors or any members of the Company’s management being present. At each executive session, a presiding director chosen by a majority of the directors present will preside over the session.

Stockholder Communications with the Board and Audit Committee.    The Board has established a process for stockholders and interested parties to communicate with members of the Board, the Audit Committee, the non-management directors and the presiding non-management director of executive sessions of the Board.

Director Communications

Stockholders and interested parties who wish to contact our Board, the Chairman of the Board, the presiding non-management director of executive sessions or any individual director are invited to do so by writing to:

Board of Directors of Las Vegas Sands Corp.

c/o Corporate Secretary

3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to the Audit Committee of our Board using the procedures described below. All other stockholder and other communications addressed to our Board will be referred to our presiding non-management director of executive sessions and tracked by the Corporate Secretary. Stockholder and other communications addressed to a particular director will be referred to that director.

Audit Committee Communications

Complaints and concerns relating to our accounting, internal accounting controls, or auditing matters should be communicated to the Audit Committee of our Board, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to the Audit Committee through the Office of the General Counsel by writing to:

Las Vegas Sands Corp.

3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attention: Office of the General Counsel

All communications will be reviewed under Audit Committee direction and oversight by the Office of the General Counsel, the Audit Services Group, which performs the Company’s internal audit function, or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The Office of the General Counsel will prepare a periodic summary report of all such communications for the Audit Committee.

EXECUTIVE OFFICERS

This section contains certain information about our executive officers, including their names and ages (as of the mailing of these proxy materials), positions held and periods during which they have held such positions. There are no arrangements or understandings between our officers and any other person pursuant to which they were selected as officers.

Name	Age	Title
Sheldon G. Adelson	78	Chairman of the Board, Chief Executive Officer and Treasurer
Michael A. Leven	74	President, Chief Operating Officer and Secretary
Chris J. Cahill	58	Executive Vice President, Global Operations
John Caparella	54	President and Chief Operating Officer, The Venetian / The Palazzo and Sands Expo & Convention Center
Robert G. Goldstein	56	Executive Vice President and President, Global Gaming Operations
Kenneth J. Kay	57	Executive Vice President and Chief Financial Officer
Ira H. Raphaelson	58	Executive Vice President and Global General Counsel
George Tanasijevich	50	Chief Executive Officer and President, Marina Bay Sands Pte Ltd and Managing Director, Global Development, Las Vegas Sands Corp.
Edward M. Tracy	59	Chief Executive Officer and President, Sands China Ltd.

For background information on Messrs. Adelson and Leven, please see “Board of Directors.”

Chris J. Cahill has been the Executive Vice President, Global Operations of our Company since April 2012. Prior to joining our Company, Mr. Cahill served as the chief operating officer of Fairmont Raffles Hotels International from 2006 to March 2012. He has also served as the president and chief operating officer of Fairmont Hotels and Resorts and president of Raffles Hotels and Resorts. In addition, Mr. Cahill has served as the president and chief operating officer and in various other positions at Canadian Pacific Hotels. He also has held various positions at Delta Hotels and Resorts in Canada.

John Caparella has been the President and Chief Operating Officer of Venetian Casino Resort, LLC (owner of The Venetian/ The Palazzo) and Sands Expo & Convention Center, Inc. and Senior Vice President of Las Vegas Sands, LLC since May 2011. Prior to joining the Company, he was a principal at Redmont Hospitality, a company that provides strategic advice to hospitality and gaming companies. Mr. Caparella served as the Executive Vice President of Gaylord Entertainment Company and Chief Operating Officer, Gaylord Hotels, from February 2006 until July 2009. Prior to that, he served as Senior Vice President and General Manager of the Gaylord Palms Resort and Convention Center. Prior to joining Gaylord Entertainment Company in November 2000, Mr. Caparella served as Executive Vice President, Planning, Development and Administration and President of PlanetHollywood.com for Planet Hollywood International, Inc., a creator and developer of entertainment-based consumer brands. Before joining Planet Hollywood in 1997, Mr. Caparella was with ITT Sheraton, an owner and operator of hotel brands, for 17 years in convention, resort, business and 4-star luxury properties, as well as ITT Sheraton’s corporate headquarters.

Robert G. Goldstein has been the Executive Vice President and President of Global Gaming Operations of our Company since January 2011 and the Executive Vice President of our Company since July 2009. He served as the Senior Vice President of our Company from August 2004 until July 2009. He has been the Executive Vice President of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since July 2009 and was its Senior Vice President from December 1995 until July 2009. From 1992 until joining our Company in December 1995, Mr. Goldstein was the Executive Vice President of Marketing at the Sands Hotel in Atlantic City as well as an Executive Vice President of the parent Pratt Hotel Corporation.

Mr. Kay has been the Company’s Executive Vice President and Chief Financial Officer since October 2010 and its Senior Vice President and Chief Financial Officer since December 1, 2008. Prior to joining our Company,

Mr. Kay served as the Senior Executive Vice President and Chief Financial Officer of CB Richard Ellis Group, Inc. from July 2002 to November 2008. From December 1999 until June 2002, Mr. Kay served as the Vice President and Chief Financial Officer of Dole Food Company, Inc.

Ira H. Raphaelson has been the Executive Vice President and Global General Counsel of Las Vegas Sands Corp. since November 2011. Mr. Raphaelson served as vice president and general counsel of Scientific Games Corp. from February 2006 until October 2011 and as its secretary from June 2006 until October 2011. Mr. Raphaelson was a partner in the Washington D.C. office of the law firm of O’Melveny & Myers LLP for ten years and a partner in the Washington D.C. office of Shaw Pittman for three years. Prior to entering private practice, he was a state and federal prosecutor for 15 years, serving the last two years as Presidentially appointed Special Counsel for Financial Institutions Crime.

George Tanasijevich has been the President and Chief Executive Officer of the Company’s subsidiary, Marina Bay Sands Pte Ltd since July 2011 and the Managing Director, Global Development of Las Vegas Sands Corp. since January 2011. He also has held other senior executive positions at the Company’s Singapore operations since 2005. Prior to that, Mr. Tanasijevich was the Company’s Director of Development, based in Macau, from 2004 to 2005. Mr. Tanasijevich previously served as Senior Vice President/Equity Markets at CapitaLand Limited, a Singapore-based real estate conglomerate, and as Corporate Vice President of General Growth Properties, a shopping mall REIT. Mr. Tanasijevich is a member of the University of Chicago Booth School of Business Global Advisory Board, and a Board Member of the Singapore International Chamber of Commerce and the Singapore Hotel Association.

Edward M. Tracy has been the Chief Executive Officer, President and a member of the Board of Directors of the Company’s subsidiary, Sands China Ltd., since July 2011. He previously served as the President and Chief Operating Officer of Sands China Ltd. from July 2010 until July 2011. Prior to joining Sands China Ltd., Mr. Tracy has more than twenty years of management and development experience in the gaming and hospitality industry, including as the president and chief executive officer of the Tracy Group, a casino management and development company, from 2003 to July 2010, the managing partner of Princeton Partners, a management and development company, from 1998 to 2001 and the chairman and chief executive officer of Capital Gaming International, a multi-jurisdictional manager and developer of regional casinos, from 1993 to 1998. Mr. Tracy has also served as the chief executive officer of the Trump Organization, the vice president and general manager of the Sands Hotel and Casino in San Juan, Puerto Rico, and the vice president and director of hotel operations for Middex Hospitality, a New York-based hotel development company. Mr. Tracy began his career in the hotel industry at Hotel Investors Trust in which he served in several executive hotel management positions, including director of operations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file reports of ownership of our Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company’s directors and executive officers that no other reports were required, the Company notes that all reports for the year 2011 were filed on a timely basis, except for one late filing by Mr. Caparella to report an equity grant at the time he joined the Company.

The following discussion and analysis contains statements regarding Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion supplements the more detailed information concerning executive compensation in the tables and narrative discussion that follow under “Executive Compensation and Other Information.” This Compensation Discussion and Analysis section discusses our compensation philosophy and objectives and the compensation policies and programs for the following individuals who are referred to as “named executive officers”:

•	Sheldon G. Adelson, our Chairman, Chief Executive Officer and Treasurer;

•	Michael A. Leven, our President, Chief Operating Officer and Secretary;

•	Robert G. Goldstein, our Executive Vice President and President of Global Gaming Operations;

•	Kenneth J. Kay, our Executive Vice President and Chief Financial Officer; and

•	John P. Caparella, President and Chief Operating Officer of The Venetian / The Palazzo and Sands Expo & Convention Center.

2011 Financial and Business Performance

The Company achieved record financial results during 2011 and declared the first dividend on its common stock since the Company’s initial public offering in 2004. Highlights of the Company’s 2011 financial performance include:

•	net revenue of $9.41 billion, a 37.3% increase over 2010;

•	consolidated adjusted property EBITDA of $3.53 billion, a 58.5% increase over 2010; and

•	consolidated adjusted earnings per diluted share of $2.02, compared to $0.98 in 2010.

The Objectives of Our Executive Compensation Program

Our executive compensation program is directed by the Compensation Committee of the Board of Directors. The Compensation Committee has developed an executive compensation program that is designed to:

•	attract and retain key executive talent by providing the named executive officers with competitive compensation;

•	reward the named executive officers based upon the achievement of Company, property and individual performance goals; and

•	align the interests of the named executive officers with those of our stockholders.

Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, at our 2011 Annual Meeting, our stockholders provided an advisory (non-binding) vote on the fiscal 2010 compensation of our named executive officers, which we referred to as the “say-on-pay” vote. The compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement) was approved, with 86.4% of the shares voting “for” approval of the “say-on-pay” proposal. The Compensation Committee noted the results of this vote, and although the “say-on-pay” vote is advisory and is not binding on the Board of Directors, the Compensation Committee took the approval into consideration in determining that the current compensation philosophy and objectives remain appropriate for use in determining the compensation of our named executive officers.

The Process of Setting Executive Compensation

We have entered into employment agreements and other arrangements with Messrs. Adelson, Leven, Goldstein, Kay and Caparella that provide the overall framework for each executive’s compensation, including base salary and target bonus amounts. The Compensation Committee approved the compensation packages for each of these individuals at the time we entered into their respective employment agreements and approves all bonus and equity awards granted during the terms of these agreements. The Compensation Committee considered the views and recommendations of our Chief Executive Officer in establishing 2011 compensation for Mr. Leven and the views and recommendations of our Chief Executive Officer and President and Chief Operating Officer in establishing 2011 compensation for Messrs. Goldstein, Kay and Caparella and certain other highly compensated employees.

The Committee’s Compensation Consultant

The Compensation Committee has retained HVS Executive Search as its independent executive compensation consultant since 2006. HVS Executive Search has advised the Compensation Committee in its evaluation of compensation levels for our Chief Executive Officer and our other named executive officers. HVS Executive Search provides its advice on an as-needed basis upon the request of the Compensation Committee. During 2011, the Compensation Committee instructed HVS Executive Search to assess the competitiveness of the compensation arrangements for Mr. Adelson and Mr. Leven. The Company paid HVS Executive Search $50,000 for its services to the Compensation Committee during 2011.

HVS Executive Search is a division of HVS, a consulting firm focused on the hospitality industry. During 2011, HVS provided the Company with advice on management compensation generally and with market research unrelated to compensation. In the past, HVS has provided appraisal services to lenders to the Company and Sands China Ltd. and may provide compensation advice, market research, appraisal and other services to the Company, Sands China Ltd. and/or their lenders again in the future. For its work in 2011, the Company paid HVS Executive Search $40,000 for consulting services to management relating to the development of the Company’s overall compensation program and approximately $326,350 to an affiliate of HVS Executive Search for market research unrelated to compensation. The Company’s subsidiary, Sands China Ltd., also paid an affiliate of HVS Executive Search $40,000 for 2011 consulting services related to executive compensation. The Company’s decisions to retain HVS Executive Search and its affiliate for the services described in this paragraph were made by management. The Sands China Ltd. decision to retain an affiliate of HVS Executive Search was made by the Sands China Ltd. Remuneration Committee.

Benchmarking

In connection with the Compensation Committee’s 2011 review of the employment agreements for Mr. Adelson and Mr. Leven, the Compensation Committee reviewed a report by the Committee’s compensation consultant that compared the elements of executive compensation and total compensation against compensation levels of executives in comparable positions at peer group companies. The current peer group was selected by the Compensation Committee’s consultant, based on industry, revenue and market capitalization and other shared characteristics and consists of the following companies:

• Ameristar Casinos, Inc.

• Bally Technologies, Inc.

• Boyd Gaming Corporation

• Caesars Entertainment Corporation

• Carnival Corporation & plc

• Gaylord Entertainment

• Hyatt Corporation

• InterContinental Hotels Group

• International Game Technology

• Loews Hotels

• Marriott International, Inc.

• MGM Resorts International

• Penn National Gaming, Inc.

• Pinnacle Entertainment, Inc.

• Royal Caribbean Cruises Ltd.

• Starwood Hotels & Resorts Worldwide, Inc.

• Vail Resorts Management Company

• The Walt Disney Company

• Wyndham Worldwide Corporation

• Wynn Resorts, Limited

Elements of Executive Officer Compensation and Why We Chose to Pay Each Element

In 2011, the principal components of compensation for the named executive officers were:

•	base salary;

•	annual cash bonus;

•	equity awards;

•	personal benefits; and

•	potential change in control awards.

Employment Agreements

Messrs. Adelson, Leven, Goldstein, Kay and Caparella are employed pursuant to multi-year employment agreements or other arrangements that reflect the individual negotiations with the relevant named executive officer. The Company uses multi-year employment agreements to foster retention, to be competitive and to protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provision. The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause (or, where applicable, termination for good reason), which allows the executive to remain focused on the Company’s interests and, where applicable, serves as consideration for the restrictive covenants in their employment agreements.

Mr. Adelson.    In 2004, in connection with our initial public offering, we entered into a long-term employment agreement with Mr. Adelson with an initial term of five years, subject to automatic extensions for successive one-year periods unless one party gives notice of his or its intention not to renew the agreement no later than 120 days prior to the expiration of the initial or any renewal term of the agreement. Accordingly, Mr. Adelson’s employment agreement was extended for successive one-year periods on the same financial terms in each of December 2009, December 2010 and December 2011. The Compensation Committee believed that extending Mr. Adelson’s employment agreement in 2011 was in the best interests of the Company and its stockholders and that, based on information provided by the compensation consultant, the terms of Mr. Adelson’s employment agreement were fair to the Company.

Mr. Leven.    On November 13, 2010, we entered into a new employment agreement with Mr. Leven that became effective on January 1, 2011 and will expire on November 12, 2012.

Mr. Goldstein.    On January 11, 2011, we entered into a new employment agreement with Mr. Goldstein in connection with his assuming his new position as the Company’s Executive Vice President and President of Global Gaming Operations. Mr. Goldstein’s new employment agreement was effective as of January 1, 2011 and was scheduled to terminate on December 31, 2012. On March 7, 2012, we entered into an agreement with Mr. Goldstein that modifies his employment agreement and extends the term of his employment agreement to December 31, 2015, subject to extension by written agreement of the parties. The Compensation Committee considered factors including Mr. Goldstein’s performance as the Company’s Executive Vice President and his tenure at the Company, his business experience and knowledge of the gaming industry and the Chief Executive Officer’s recommendations when approving Mr. Goldstein’s new employment agreements.

Mr. Kay.    We entered into an employment agreement with Mr. Kay that was effective on December 1, 2008, and amended on January 10, 2010. The agreement had a three-year initial term, subject to automatic renewals of successive one-year terms unless either party gives notice of its or his desire not to renew the agreement no later than 90 days prior to the expiration of the initial or any renewal term of the agreement. Accordingly, Mr. Kay’s employment agreement was extended for a one-year period on the same financial terms in December 2011.

Mr. Caparella.    On April 15, 2011, we entered into an employment arrangement with Mr. Caparella in connection with his joining the Company on May 2, 2011. The term of this arrangement is three years. The Compensation Committee considered factors including Mr. Caparella’s prior experience in the hospitality and gaming industries, compensation levels for others holding similar positions in other organizations, compensation levels for senior executives at the Company and the Chief Executive Officer’s recommendations when approving the employment arrangement with Mr. Caparella.

The major elements of our executive officer compensation and details regarding how each component was determined are described below.

Base Salary

Base salary levels for the named executive officers are set forth in their respective employment agreements or other arrangements. The base salary amounts were determined at the time we entered into the various employment agreements or the other arrangements were determined, based on each individual’s professional experience and scope of responsibilities within the Company, compensation levels for others holding similar positions in other organizations, and compensation levels for senior executives at the Company.

The employment agreements or other arrangements for Messrs. Adelson, Leven, Goldstein, Kay and Caparella provide for the following annual base salaries:

•	Mr. Adelson, $1,000,000;

•	Mr. Leven, $3,000,000;

•	Mr. Goldstein, $1,500,000;

•	Mr. Kay, $1,144,000, which in February 2011 was increased by 4% to $1,189,760, effective July 1, 2011, upon management’s recommendation; and

•	Mr. Caparella, $825,000.

Short-term Incentives

Messrs. Adelson, Leven, Goldstein, Kay and Caparella are eligible for annual performance-based cash incentives under the Company’s Executive Cash Incentive Plan, which was created to establish a program of annual incentive compensation awards for designated officers and other key executives that is directly related to our performance results. Some of these named executive officers also are entitled to discretionary bonuses awarded pursuant to their employment agreements or by a determination of the Compensation Committee. The Compensation Committee retains the right to exercise discretion in determining bonus levels for these named executive officers.

Mr. Adelson

Mr. Adelson is eligible for two types of annual performance-based incentive opportunities, a base bonus and an annual supplemental bonus. The target base bonus and annual bonus opportunities are described in Mr. Adelson’s employment agreement, as set forth below.

Base bonus.    Mr. Adelson is eligible for cash incentive bonuses earned and payable quarterly primarily subject to the Company’s attainment of predetermined EBITDA-based performance targets. Base bonus payments may range from $0 (if the Company does not achieve the predetermined EBITDA performance target) to a defined maximum opportunity specified in Mr. Adelson’s employment agreement. Mr. Adelson’s target base bonus for 2005 was $500,000. Commencing with 2006 and for each year during the term of his employment, the amount of Mr. Adelson’s target annual base bonus increases automatically by at least four percent (4%) of the sum of (x) his base salary for the immediately preceding year plus (y) the base bonus paid to him with respect to the immediately preceding year.

Annual supplemental bonus.    Under his employment agreement, Mr. Adelson is eligible to receive an annual cash incentive bonus equal to a percentage of the sum of his base salary plus his base bonus. The annual bonus payable to Mr. Adelson is contingent on the Company’s achievement of annual performance targets that are primarily EBITDA-based. The amount of Mr. Adelson’s annual supplemental bonus is equal to a percentage of the sum of (x) his base salary for the year plus (y) the base bonus paid to him for the year. Mr. Adelson’s annual supplemental bonus payments may range from $0 (if the Company does not achieve 80% of the predetermined EBITDA performance target) to a defined maximum opportunity (if the Company achieves 110% of the predetermined EBITDA performance target). Mr. Adelson’s annual supplemental bonus payments increase ratably if EBITDA reaches 80% to 100% of the predetermined EBITDA target. Mr. Adelson’s target and maximum annual supplemental bonus opportunities as a percentage of base salary and base bonus for 2011 were 90% and 180%, respectively.

The performance targets specified under Mr. Adelson’s employment agreement are primarily EBITDA-based. The EBITDA-based performance targets are established annually by the Performance Subcommittee following consultation with the other members of the Compensation Committee, our executive officers and such other members of our management as the Performance Subcommittee deems appropriate. The Performance Subcommittee established different EBITDA-based performance targets for Mr. Adelson’s 2011 base bonus and the annual supplemental bonus. The 2011 targets represent the EBITDA level that must be achieved in order for Mr. Adelson to receive 100% of his target base bonus or his target annual supplemental bonus. For 2011, the Performance Subcommittee established a performance target of $2.73 billion of consolidated adjusted property

EBITDA, less corporate expense plus the Management Incentive Program bonus accrual, relating to Mr. Adelson’s base bonus and a performance target of $3.03 billion of consolidated adjusted property EBITDA, less corporate expense plus the Management Incentive Program bonus accrual, relating to Mr. Adelson’s 2011 annual supplemental bonus. (The Management Incentive Program is the Company’s bonus program whose participants include many of the Company’s full-time exempt team members.)

In determining the 2011 annual EBITDA-based targets, the Performance Subcommittee’s goal was to set an aggressive objective based on its review of the annual budget information provided by management and the Board’s discussions with our executive officers and management about the assumptions underlying the 2011 budget, including the Company’s operating and development plans for 2011. In making its determinations, the Performance Subcommittee recognized the inherent difficulty of providing appropriate financial targets for Mr. Adelson, given the competitive challenges facing the Company in the markets in which it operates and the Company’s global operations and development plans. The Performance Subcommittee believed that the achievement of the 2011 performance targets required Mr. Adelson to perform at a high level to earn the target bonus payments.

In 2011, the Company achieved the predetermined EBITDA-based performance target required for the payment of Mr. Adelson’s base bonus. In addition, the Company achieved 113.1% of the predetermined EBITDA-based performance target relating to Mr. Adelson’s annual supplemental bonus. Accordingly, Mr. Adelson received a base bonus of $1,608,736 and an annual supplemental bonus of $4,695,725 for his 2011 performance.

Messrs. Leven, Goldstein, Kay and Caparella

Messrs. Leven, Goldstein, Kay and Caparella are eligible to receive discretionary bonuses under the Company’s Management Incentive Program, subject to their achievement of individual or Company performance objectives established by the Performance Subcommittee following consultation with the other members of the Compensation Committee, the other named executive officers and such other members of our management as the Compensation Committee deems appropriate. In making its determinations regarding 2011 bonuses, the Compensation Committee established EBITDA-based performance targets for the Company and its properties and gave equal 50% weighting to (a) the Company’s achievement of the EBITDA-based performance targets and (b) the individual performances of Messrs. Leven, Goldstein, Kay and Caparella, including, where applicable, their achievement of individual performance goals. In evaluating the qualitative aspects of the individual performances of Messrs. Leven, Goldstein, Kay and Caparella, the Compensation Committee also considered various factors, including the achievement of specific property-related performance objectives and Mr. Adelson’s recommendations for the amount of 2011 bonus payments to these executive officers.

The Compensation Committee established the following EBITDA-based performance-based financial targets:

•	for Messrs. Leven, Goldstein and Kay, $3.03 billion of consolidated adjusted property EBITDA, less corporate expense plus the Management Incentive Program bonus accrual; and

•	for Mr. Caparella, $343.7 million of adjusted property EBITDA plus the Management Incentive Program bonus accrual for the Company’s Las Vegas properties.

In 2011, the Company achieved 113.1% of its consolidated EBITDA-based performance target and the Company’s Las Vegas properties achieved 92.5% of the EBITDA-based performance target.

Mr. Leven.    Under his employment agreement, Mr. Leven is eligible to receive an annual bonus, with a target bonus of 100% of his base salary, or $3,000,000. The actual amount of Mr. Leven’s bonus is determined by the Performance Subcommittee in its sole discretion in accordance with the Company’s Management Incentive Program, after consultation with the Company’s Chief Executive Officer. The Performance Subcommittee established five 2011 performance goals for Mr. Leven in the following areas: (1) EBITDA margin increase, (2) global process enhancement, (3) guest satisfaction, (4) revenue growth and (5) team member satisfaction. The Performance Subcommittee determined that Mr. Leven achieved all of his individual performance objectives. In February 2012, based on Mr. Leven’s individual performance and the Company’s achievement of 113.1% of its predetermined EBITDA-based performance target, Mr. Leven was awarded a bonus of $3,198,000 in respect of his 2011 performance, representing 106.6% of his target bonus opportunity.

Mr. Goldstein.    Under his 2011 employment agreement, Mr. Goldstein is eligible to receive an annual bonus, with a target bonus of 100% of his base salary, or $1,500,000. The actual amount of Mr. Goldstein’s bonus is determined by the Performance Subcommittee in its sole discretion in accordance with the Company’s Management Incentive Program, after consultation with the Company’s Chief Executive Officer. The Performance Subcommittee established the six 2011 performance goals for Mr. Goldstein in the following areas: (1) EBITDA margin increase, (2) global process enhancement, (3) guest satisfaction, (4) revenue growth, (5) team member satisfaction and (6) global collaboration and cooperation. The Performance Subcommittee determined that Mr. Goldstein achieved all of his individual performance objectives. In February 2012, based on Mr. Goldstein’s individual performance and the Company’s achievement of 113.1% of its predetermined EBITDA-based performance target, Mr. Goldstein was awarded a bonus of $1,599,000 in respect of his 2011 performance, representing 106.6% of his target bonus opportunity.

Mr. Kay.    Under his employment agreement, Mr. Kay is eligible to receive an annual cash bonus based on the achievement of annual performance objectives and in an amount not to exceed 100% of his base salary, absent a determination of unusual circumstances or exceptional performance. The Performance Subcommittee established five 2011 performance goals for Mr. Kay in the following areas: (1) back office operations, (2) capital structure, (3) global collaboration and cooperation, (4) Macau credit facilities and (5) Singapore credit facility. The Performance Subcommittee determined that Mr. Kay achieved all of his individual performance objectives. In February 2012, based on Mr. Kay’s individual performance and the Company’s achievement of 113.1% of its predetermined EBITDA-based performance target, Mr. Kay was awarded a bonus of $1,244,095 in respect of his 2011 performance, representing 106.6% of his target bonus opportunity.

Mr. Caparella.    Under his employment arrangement, Mr. Caparella is eligible to participate in the Company’s discretionary Management Incentive Program, based on the Company’s achievement of financial objectives, as well as Mr. Caparella’s achievement of his personal objectives, with a target bonus of 50% of his base salary, or $275,753 (pro-rated to reflect Mr. Caparella’s May 2, 2011 starting date). The Performance Subcommittee did not establish individual 2011 performance goals for Mr. Caparella because he joined the Company mid-year. However, during its deliberations about Mr. Caparella’s 2011 bonus, the Compensation Committee evaluated Mr. Caparella’s performance on general qualitative performance measures, including his leadership role at the Company’s Las Vegas properties, and assessed a 50% performance weighting for these qualitative factors. In February 2012, based on Mr. Caparella’s individual performance and the achievement by the Company’s Las Vegas properties of 92.5% of the predetermined EBITDA-based performance target, Mr. Caparella was awarded a bonus of $265,551 in respect of his 2011 performance, representing 96.3% of his target bonus opportunity.

Long-term Incentives (Equity Awards)

Messrs. Adelson, Leven, Goldstein, Kay and Caparella are eligible for long-term, equity incentives under the Company’s 2004 Equity Award Plan, which is administered by the Compensation Committee and was created to give us a competitive edge in attracting, retaining and motivating employees and to enable us to provide incentives directly related to increases in our stockholder value. Mr. Adelson is entitled to annual equity incentive awards under his employment agreement, subject to the Company’s achievement of EBITDA-based performance targets as described below. The employment agreements for Messrs. Leven, Goldstein, Kay and Caparella provide for sign-on equity incentive awards, but do not provide for annual grants of equity incentive awards. The Compensation Committee, however, is authorized to award such grants in its sole discretion, but did not award annual equity grants to Messrs. Leven, Goldstein, Kay or Caparella in 2011.

Mr. Adelson.    Mr. Adelson’s annual equity incentive awards under his employment agreement are split into two equal components:

•

Nonqualified stock options.    One half of the equity incentive award value is granted in the form of stock options early in the year to which the grant relates. The number of stock options is determined based on an estimate of the grant date Black-Scholes value of the award. The stock option grant vests in four equal annual installments.

•

Performance-based restricted stock.    One half of the equity incentive award value is granted as restricted stock early in the year following the year to which the grant relates, contingent upon attaining the targeted

EBITDA-based goals identified for the annual supplemental bonus in the prior year. For 2010, 75% of Mr. Adelson’s EBITDA-based performance target was $1.22 billion, based on consolidated adjusted property EBITDA for all Company properties, except for Marina Bay Sands, less corporate expense, and 25% of his final EBITDA-based performance target was $620 million of adjusted property EBITDA for Marina Bay Sands. The value of Mr. Adelson’s restricted stock award may range from $0 (if the Company does not achieve 80% of the predetermined EBITDA-based performance target) to 100% of the value of the restricted stock award opportunity (if the Company achieves 100% of the predetermined EBITDA-based performance target). The number of shares of restricted stock, if earned, is determined based on the fair market value of our Common Stock on the NYSE on the grant date. The restricted stock grant vests in three equal annual installments.

Under his employment agreement, Mr. Adelson is entitled to a specified aggregate target grant value of his equity incentive awards as the Company achieves higher annualized six-month EBITDA levels. Mr. Adelson is entitled to receive equity incentive awards with a total value of $3,650,000 because the Company, prior to 2010, had achieved more than $1 billion of annualized six-month EBITDAR.

The value of Mr. Adelson’s 2011 stock option award opportunity was $1,825,000 (one half of the total equity incentive award of $3,650,000). Accordingly, on February 4, 2011, Mr. Adelson received a grant of options to purchase 50,554 shares of our Common Stock, based on the Black-Scholes value of the stock option award on the grant date.

Mr. Adelson’s target grant value for his restricted stock award for 2011 was $1,825,000 (one half of the total equity incentive award of $3,650,000). In 2010, the Company achieved the predetermined EBITDAR-based performance target described above relating to the award of restricted stock. Accordingly, on February 4, 2011, Mr. Adelson was awarded a grant of 39,648 shares of restricted stock in respect of his 2010 performance.

Mr. Leven.    Mr. Leven received a grant of 350,000 shares of restricted stock on January 1, 2011 pursuant to the provisions of his employment agreement.

Mr. Goldstein.    Mr. Goldstein received a grant of 125,000 shares of restricted stock on January 11, 2011, on the effective date and pursuant to the provisions of his 2011 employment agreement. Mr. Goldstein’s employment agreement also provides that if Mr. Goldstein remains continuously employed with the Company through December 31, 2011, then upon termination of his employment with the Company at or following that date, Mr. Goldstein will be entitled to receive accelerated vesting of all of his awards of stock options and restricted stock that were outstanding as of July 10, 2009. In addition, pursuant to the provisions of his 2012 employment agreement, Mr. Goldstein received a grant of 375,000 shares of restricted stock on March 8, 2012.

Mr. Caparella.    Pursuant to his employment agreement, Mr. Caparella received a grant of options to purchase 30,000 shares of our Common Stock and an award of 25,000 shares of restricted stock on May 2, 2011, the date he joined the Company.

For more information about equity incentive awards, see “— Executive Compensation Related Policies and Practices — Stock Option and Restricted Stock Grant Practices” and “Executive Compensation and Other Information — Employment Agreements.” Grants made during 2011 are included in the Grants of Plan-Based Awards Table.

Personal Benefits

Mr. Adelson is entitled to be reimbursed up to $100,000 annually for personal legal and financial planning fees and expenses under his employment agreement. Mr. Adelson also is entitled during the term of his employment to the full-time and exclusive use of an automobile and a driver of his choice and to the use of a Boeing Business Jet for his travel in connection with Company business. Pursuant to his employment agreement and the advice of an independent security consultant, Mr. Adelson also is entitled to security services for himself, his spouse and minor children. The Company has received reports from its independent security consultant on the need to provide security coverage to Mr. Adelson and his family, most recently in March 2010 and April 2012.

Mr. Leven is entitled to be reimbursed for the initiation fee for membership in a country club of his choice pursuant to his employment agreement, which he has not requested to date. In addition, the Company will make available to Mr. Leven a jet aircraft in connection with both business and personal use, including personal use by Mr. Leven’s spouse. The value of aircraft usage for personal purposes by Mr. Leven and/or his spouse is imputed to Mr. Leven as compensation using the Internal Revenue Service Standard Industry Fare Level tables.

Mr. Goldstein’s employment agreement provides that he is entitled to travel first class on commercial airlines on Company business trips and to the use of Company aircraft to connect to certain overseas commercial flights. In addition, Mr. Goldstein’s spouse is entitled to accompany him on at least two trips to Asia each year at the Company’s sole cost and expense.

Mr. Caparella is provided with a membership to a country club pursuant to his employment arrangement.

The Company provides certain of its named executive officers with access to corporate memberships at country clubs for business purposes. The Company requires these executives to reimburse it in full for personal use of these facilities. The Company also permits its named executive officers to use Company personnel for home repairs during business hours on a limited basis. The Company requires that these executives reimburse it in full for these services. The Company does not permit personal use of corporate aircraft by its executive officers, except for Mr. Leven as described above. On certain occasions, an executive officer’s spouse or other immediate family member has accompanied the executive officer on business-related flights on aircraft that we own or lease or provide pursuant to time sharing agreements.

Our executive officers also participate in a group supplemental medical insurance program available only to certain of our senior officers. Our executive officers, as well as certain other employees, are also entitled to use workout facilities at the Canyon Ranch Spa at The Venetian Resort Hotel Casino and The Palazzo Resort Hotel Casino in Las Vegas and to receive dry cleaning services. We also provide certain of our executive officers with meals, lodging and other goods and services from our properties. Our executive officers are entitled to receive other employee benefits generally made available to our employees.

The Compensation Committee believes that providing these benefits to our executives is appropriate, given the status in our Company of these individuals, and helps facilitate our executives’ performance of their duties.

For more information, see footnote (5) to the Summary Compensation Table under “Executive Compensation and Other Information.”

Change in Control and Termination Payments

The long-term employment agreements or arrangements with Messrs. Adelson, Leven, Goldstein, Kay and Caparella provide for payments and the continuation of benefits upon certain terminations of employment or if there is a change in control of the Company. These provisions are based on negotiations with these named executive officers. In addition, the employment agreements with Messrs. Adelson, Goldstein and Kay include restrictive covenants relating to future employment. The Compensation Committee believed the post-termination payments were necessary in order to enable us to provide a competitive compensation package so that we could retain these named executive officers.

If any payment to Mr. Adelson pursuant to his employment agreement is subject to the excise tax imposed by Section 4999 of the Code, the payment that is considered a “parachute payment” will be limited to the greatest amount which can be paid under Section 280G without causing any loss of deduction to the Company but only if, by reason of such reduction, the net after tax benefit to him (as defined in his employment agreement) exceeds the net after-tax benefit if the reduction were not made.

If any payment to Mr. Leven pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Mr. Leven with respect to such excise tax, then Mr. Leven will be entitled to receive an additional gross-up payment in an amount such that after payment by him of all federal, state and local taxes (including any interest or penalties imposed with respect to such taxes) and excise tax imposed upon the gross-up payment, he retains an amount of the gross-up payment equal to the excise tax imposed.

The Company’s 2004 Equity Award Plan was established in 2004. The purpose of the plan is to provide a means through which the Company may attract able persons to enter and remain in the employ of the Company. The change in control provisions of the plan were designed in furtherance of this goal.

Further information about benefits under certain change in control and terminations of employment are described below under “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Considerations Relating to Executive Compensation

Section 162(m) of the Internal Revenue Code

The Compensation Committee’s general policy is that compensation should qualify as tax deductible to the Company for federal income tax purposes whenever possible. Under Section 162(m) of the Internal Revenue Code (the “Code”), compensation paid to certain members of senior management (other than our chief financial officer) in excess of $1 million per year is not deductible unless the compensation is “performance-based” as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is determined using pre-established objective formulas and criteria approved by stockholders within the past five years. Compensation awards under our Executive Cash Incentive Plan generally are designed to maximize tax deductibility by satisfying the performance-based compensation exception to Section 162(m). The maximum amount payable to a participant under the Executive Cash Incentive Plan in respect of an annual bonus award that is intended to qualify for the performance-based compensation exception to Section 162(m) is $10.0 million. In addition, awards under the 2004 Equity Award Plan also may satisfy the performance-based compensation exception to Section 162(m). The performance-based provisions of our Executive Cash Incentive Plan and 2004 Equity Award Plan were approved by our stockholders at the 2008 annual meeting of stockholders. Changes in applicable tax laws and regulations as well as factors beyond the control of the Compensation Committee can adversely impact the deductibility of compensation paid to our executive officers who are covered by Section 162(m).

Named executive officers and other officers or key executives designated by the Compensation Committee are eligible to receive cash bonuses in the amounts determined in accordance with their employment agreements. The document governing the Executive Cash Incentive Plan specifies that the Compensation Committee, in its sole discretion, has full power and authority to administer the plan, including, among other things, the authority to designate an award as one that does not qualify as “performance-based” compensation under Section 162(m) of the Code. Accordingly, the bonuses paid to certain of the named executive officers and included in the Summary Compensation Table under the heading “Bonus” were not made pursuant to the Executive Cash Incentive Plan. The Performance Subcommittee makes all determinations relating to “performance-based” compensation for purposes of Section 162(m). The Compensation Committee believes that mathematical formulas cannot always anticipate and fairly address every situation that might arise. The Compensation Committee therefore retains the authority to adjust compensation in the case of unexpected, unusual or non-recurring events or to attract and retain key executive talent, even if this results in the payment of non-deductible compensation or to otherwise award or pay non-deductible compensation if the Committee deems it in the best interests of the Company and its stockholders to do so.

In addition, bonus awards granted under the Executive Cash Incentive Plan must specify performance criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified performance criteria. The Compensation Committee may modify performance criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, provided that no such modification may be made that would cause an award to no longer qualify as “performance-based” compensation under Section 162(m).

The Board of Directors has appointed the Compensation Committee to administer the 2004 Equity Award Plan. The Performance Subcommittee makes all determinations relating to “performance-based” compensation for purposes of Section 162(m). Under the plan, the Performance Subcommittee may not grant or provide payment in respect of an award intended to qualify as “performance-based” compensation unless the applicable performance goals have been achieved and, under the applicable performance formula, all or some of the performance award has been earned for the performance period.

Deferred Compensation

The Company maintains the Las Vegas Sands Corp. Deferred Compensation Plan in which all of our named executive officers are eligible to participate. There are not and never have been participants in the plan.

Executive Compensation Related Policies and Practices

Policies Regarding Stock Ownership and Hedging the Economic Risk of Stock Ownership

The Company believes that the number of shares of the Company’s Common Stock owned by each named executive officer is a personal decision and encourages stock ownership, including through the compensation policies applicable to its named executive officers. Accordingly the Company has not adopted a policy requiring its named executive officers to hold a portion of their stock during their employment at the Company.

Under our securities trading policy, our officers, directors and employees are not permitted to purchase our Common Stock on margin, sell our Common Stock short or buy or sell puts, calls or other derivative instruments relating to our Common Stock. Although we discourage speculative hedging transactions, we do permit long-term hedging transactions that are designed to protect an individual’s investment in our Common Stock provided that the hedge is for at least six months in duration and relates to stock or options held by the individual.

Stock Option and Restricted Stock Grant Practices

Mr. Adelson’s employment agreement provides that grants of stock options are to be made by March 15 of the year to which the grant relates. On February 4, 2011, the Company granted Mr. Adelson stock options for the 2011 calendar year. Grants of restricted stock to Mr. Adelson are to be made by March 15 following the year to which the award relates, provided that the performance goals for such prior year have been achieved. In 2010, the Company achieved the predetermined EBITDA-based performance target relating to the award of restricted stock. Accordingly, on February 4, 2011, the Company granted Mr. Adelson shares of restricted stock in respect of his 2010 performance.

Grants of stock options and restricted stock under our 2004 Equity Award Plan are approved by the Compensation Committee or, if the grant is performance-based, the Performance Subcommittee. Each of the members of the Compensation Committee is an independent director. All of the current members of the Compensation Committee also are members of the Performance Subcommittee. The stock option grants made to Messrs. Adelson, Leven, Goldstein, Kay and Caparella are effective as of their respective grant dates, which are either the date of approval or, if later, the first date of employment or a future date specified in the employment agreement. The exercise price of all stock options to purchase Las Vegas Sands Corp. Common Stock is equal to the fair market value of Las Vegas Sands Corp. Common Stock on the grant date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included by reference in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Jeffrey H. Schwartz, Chair (member as of February 1, 2011 and Chair as of October 26, 2011)

Jason N. Ader (as of October 26, 2011)

George P. Koo

Charles A. Koppelman (as of October 26, 2011)

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides information regarding compensation for our Chief Executive Officer, Chief Financial Officer and each of our other three highest paid executive officers serving as such at December 31, 2011.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Sheldon G. Adelson	2011	$1,000,000	—	$1,825,000	$1,825,000	$6,304,461	$2,890,595	$13,845,056
Chairman of the Board, Chief Executive Officer and Treasurer	2010	$1,000,000	—	—	$1,825,000	$5,658,469	$2,873,397	$11,356,866
	2009	$1,000,000	—	$24,625	$1,825,000	—	$2,725,524	$5,575,149

Michael A. Leven(6)	2011	$3,000,000	—	$16,947,000	—	$3,198,000	$368,560	$23,513,560
President, Chief Operating Officer and Secretary	2010	$2,000,000	$1,020,000	—	$9,120,000	—	$130,628	$12,270,628
	2009	$1,561,539	$202,740	—	$2,400,000	—	$229,454	$4,393,733

Robert G. Goldstein	2011	$1,500,000	—	$6,150,000	—	$1,599,000	$76,795	$9,325,795
Executive Vice President and President of Global Gaming Operations	2010	$1,500,000	$243,750	—	—	—	$28,211	$1,771,961
	2009	$1,203,692	$62,500	$16,659	$3,570,000	—	$28,943	$4,881,794

Kenneth J. Kay	2011	$1,167,068	—	—	—	$1,244,095	$30,199	$2,441,362
Executive Vice President and Chief Financial Officer	2010	$1,100,000	—	—	$5,329,440	$1,100,000	$30,258	$7,559,698
	2009	$916,667	—	—	$932,000	$230,000	$46,973	$2,125,640
John P. Caparella(7)	2011	$523,557	$127,605	$1,187,750	$1,115,700	$137,946	$22,830	$3,115,388
President and Chief Operating Officer, The Venetian/The Palazzo and Sands Expo & Convention Center

(1)

Reflects payment of a bonus to Mr. Caparella of $127,705 related to his achievement of general qualitative performance measures in 2011 and was paid in 2012. Reflects payment of bonuses to Messrs. Leven and Goldstein of $1,020,000 and $243,750, respectively, relating to 2010, which were paid in 2011. Reflects payment of bonuses to Messrs. Leven and Goldstein of $202,740 and $62,500, respectively, relating to 2009, which were paid in 2010.

(2)

The amounts in this column are the grant date fair values of stock awards granted during the fiscal years ended December 31, 2009, 2010 and 2011 in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are reflected in Note 15 to the consolidated financial statements for the years ended December 31, 2009, 2010 and 2011 included in the Company’s 2011 Annual Report on Form 10-K.

(3)

The amounts in this column are the grant date fair values of option awards granted during the fiscal years ended December 31, 2009, 2010 and 2011 in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are reflected in Note 15 to the consolidated financial statements for the years ended December 31, 2009, 2010 and 2011 included in the Company’s 2011 Annual Report on Form 10-K.

(4)

The amount in this column relating to Mr. Adelson’s 2011 performance reflects (a) a base bonus payment to Mr. Adelson of $1,608,736 and (b) an annual supplemental bonus payment to Mr. Adelson of $4,695,725, based upon the Company’s achievement of 113.1% of the predetermined EBITDA-based performance target for that year. The base bonus payment relating to the fourth quarter of 2011 and the annual bonus payment relating to Mr. Adelson’s 2011 performance were paid in February 2012. The amount in this column relating to Mr. Adelson’s 2010 performance reflects (a) a base bonus payment to Mr. Adelson of $1,508,400 and (b) an annual supplemental bonus payment to Mr. Adelson of $4,150,069, based upon the Company’s achievement of 123.3% and 103.5% of the predetermined EBITDA-based performance targets for that year. The base bonus payment relating to the fourth quarter of 2010 and the annual bonus payment relating to Mr. Adelson’s 2010 performance were paid in February 2011.

The amounts in this column relating to 2011 performance of our other named executive officers reflect the bonus payments to Messrs. Leven, Goldstein, Kay and Caparella (for achievement of specific quantitative criteria) of $3,198,000, $1,599,000, $1,244,095 and $137,946, respectively, which were paid in 2012. The amounts in this column relating to Mr. Kay’s 2009 and 2010 performance reflect the bonus payments to Mr. Kay of $230,000 and $1,100,000, which were paid in February 2010 and 2011, respectively.

(5)	Amounts included in “All Other Compensation” for 2011 are detailed in the following table.

All Other Compensation

Named Executive Officer	Life and Disability Insurance ($)(i)	Health Care Insurance ($)(ii)	Other ($)(iii)(iv)	Total ($)
Sheldon G. Adelson	$3,528	$54,159	$2,832,908	$2,890,595
Michael A. Leven	$1,331	$3,853	$363,376	$368,560
Robert G. Goldstein	$6,233	$6,427	$64,135	$76,795
Kenneth J. Kay	$6,233	$23,966	—	$30,199
John P. Caparella	$1,006	$83	$21,741	$22,830

(i)

Amounts imputed as income in connection with our payments in 2011 of premiums on group term life insurance and short-term disability insurance. A lower amount of group term life insurance is generally available to all salaried employees. Short-term disability insurance is also generally available to all salaried employees.

(ii)

During 2011, the executive officers participated in a group supplemental medical insurance program available only to certain of our senior officers. The supplemental insurance coverage is in excess of the coverage provided by our group medical plan. The amounts in the table represent premiums, administration fees and claims paid for 2011.

(iii)

The amount in the table for Mr. Adelson consists of (a) the Company’s cost of $2,611,873 to provide security to Mr. Adelson and his immediate family, (b) the annual reimbursement of professional fees of $100,000 and (c) the costs of an automobile and driver provided to Mr. Adelson of $121,035 for 2011 pursuant to the terms of his employment agreement. The amount in the table for Mr. Leven consists of (a) compensation of $353,247 related to Mr. Leven’s personal use of aircraft based on the incremental cost to the Company and (b) country club dues. The amount in the table for Mr. Goldstein consists of (a) compensation related to $36,635 of travel expenses for Mr. Goldstein’s spouse provided for under his employment agreement, (b) country club dues and (c) the incremental cost to the Company of meals and other goods and services provided to Mr. Goldstein at our properties. The amount in the table for Mr. Caparella consists of (a) moving and relocation costs, (b) country club dues and (c) the incremental cost to the Company of meals, lodging and other goods and services provided to Mr. Caparella at our properties.

(iv)

Our executive officers, as well as certain other employees, are also entitled to use workout facilities at the Canyon Ranch Spa at The Venetian Resort Hotel Casino and The Palazzo Resort Hotel Casino in Las Vegas and to receive dry cleaning services. The Company requires these executives to reimburse it in full for personal use of these facilities. On certain occasions, an executive officer’s spouse or other immediate family member has accompanied the executive officer on business-related flights on aircraft that we own or lease or provide pursuant to time sharing agreements. The Company also permits its named executive officers to use Company personnel for home repairs during business hours on a limited basis. The Company requires that these executives reimburse it in full for these services. There is no incremental cost to the Company for any of these benefits.

(6)	Mr. Leven joined the Company in March 2009.

(7)	Mr. Caparella joined the Company in May 2011.

2011 Grants of Plan-Based Awards

The following table presents information on potential payment opportunities in respect of 2011 performance under our Executive Cash Incentive Plan for the named executive officers and equity awards granted during 2011 under our 2004 Equity Award Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Sheldon G. Adelson	2/4/11					50,554	$46.03	$1,825,000
	2/4/11				39,648			$1,825,000
Base bonus		—	$1,608,736	$1,608,736
Annual bonus		—	$2,347,862	$4,695,725
Michael A. Leven	1/1/11				350,000			$16,947,000
Annual bonus		—	$3,000,000	—
Robert G. Goldstein	1/11/11				125,000			$6,150,000
Annual bonus		—	$1,500,000	—
Kenneth J. Kay
Annual bonus		—	$1,167,068	—
John P. Caparella	5/2/11					30,000	$47.51	$1,115,700
	5/2/11				25,000			$1,187,750
Annual bonus		—	$275,754	—

(1)

The amounts shown in these columns for Mr. Adelson represent a range of potential incentive payment opportunities for 2011 based on certain specified annualized EBITDA assumptions under his employment agreement and our Executive Cash Incentive Plan. Threshold amounts are not included in the table because, in accordance with his employment agreement, Mr. Adelson is not entitled to receive a base bonus payment unless the Company achieves the 2011 base bonus EBITDA performance target. Mr. Adelson is not entitled to receive an annual bonus payment unless the Company achieves at least 80% of the 2011 annual bonus EBITDA performance target. Under their employment agreements, Messrs. Leven, Goldstein, Kay and Caparella are eligible to receive discretionary bonuses based on the achievement of individual and company goals and objectives. Messrs. Leven, Goldstein and Caparella are eligible to receive discretionary bonuses of 100%, 100% and 50%, respectively, of their annual base salaries, provided the threshold performance targets, to the extent set by the Compensation Committee, are met. Mr. Kay is eligible to receive a bonus in an amount not to exceed 100% of his annual base salary, absent a determination of unusual circumstances or exceptional performance by the Company in its sole discretion. See the discussion below under “— Employment Agreements,” as well as “Compensation Discussion and Analysis — Elements of Executive Officer Compensation — Short-term Incentives” for more information regarding bonus incentive awards.

(2)	Calculated based on the aggregate grant date fair value computed in accordance with accounting standards regarding share-based payments.

Employment Agreements

The executive employment agreements and other arrangements provide for the payment of base salary, cash incentive bonuses and equity incentive awards as described below.

Mr. Adelson.    Mr. Adelson’s employment agreement provides for an annual base salary. He also is eligible for target base bonus and annual supplemental bonus payments and annual awards of options to purchase shares of Common Stock and shares of restricted stock as described under “Compensation Discussion and Analysis — Employment Agreements.”

Mr. Leven.    Mr. Leven’s 2011 employment agreement provides for an annual base salary and a grant of 350,000 shares of restricted stock, as described under “Compensation Discussion and Analysis — Employment Agreements.” Under his employment agreement, Mr. Leven also is eligible to receive an annual bonus with a target bonus of 100% of his base salary, or $3,000,000, in respect of his 2011 performance, subject to the achievement of performance targets to be established in accordance with the Company’s Management Incentive Program.

Mr. Goldstein.    Mr. Goldstein’s 2011 employment agreement provides for an annual base salary and a grant of 125,000 shares of restricted stock, as described under “Compensation Discussion and Analysis — Employment Agreements.” Under his 2011 and 2012 employment agreements, Mr. Goldstein is eligible to receive a discretionary cash bonus of 100% of his base salary, or $1,500,000, in respect of his performance, subject to the achievement of performance targets to be established in accordance with the Company’s Management Incentive Program.

Mr. Kay.    Mr. Kay’s employment agreement provides for an annual base salary, as described under “Compensation Discussion and Analysis — Employment Agreements.” Under his employment agreement, Mr. Kay also is eligible to receive a bonus based on the achievement of performance objectives in an amount not to exceed 100% of his annual base salary, absent a determination of unusual circumstances or exceptional performance by the Company in its sole discretion.

Mr. Caparella.    Mr. Caparella’s employment arrangement provides for an annual base salary and an annual bonus, with a target of up to 50% of his base salary, as determined in the Company’s sole discretion and subject to the achievement of the Company’s financial objectives and Mr. Caparella’s personal objectives, as described under “Compensation Discussion and Analysis — Employment Agreements.” Pursuant to his employment agreement, Mr. Caparella received grants of 25,000 shares of restricted stock and options to purchase 30,000 shares of our Common Stock on May 2, 2011. The grants of shares of restricted stock and options vest over three years, with 50% of each grant vesting on the second anniversary of the grant date and the remaining 50% of each grant vesting on the third anniversary of the grant date.

For additional information about the employment agreements, see “Compensation Discussion and Analysis — Elements of Executive Officer Compensation — Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth information concerning stock options and shares of restricted stock held by the named executive officers at December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(14) ($)
Sheldon G. Adelson	91,800	—		$29.00	12/14/2014	41,631	(10)	$1,778,893
	327,060	327,061	(1)	$4.14	2/5/2019
	37,769	113,307	(2)	$16.09	2/22/2020
	—	50,554	(3)	$46.03	2/3/2021
Michael A. Leven	750,000	—		$1.55	3/11/2014	350,000	(11)	$14,955,500
	750,000	—		$14.94	3/11/2014
	8,000	2,000	(4)	$115.39	12/16/2017
Robert G. Goldstein	62,620	—		$29.00	12/14/2014	126,341	(12)	$5,398,551
	53,254	—		$42.59	1/10/2016
	30,988	—		$86.61	3/29/2017
	29,366	9,789	(5)	$73.59	3/28/2018
	224,014	224,014	(1)	$4.14	2/5/2019
	500,000	—		$6.84	7/9/2019
Kenneth J. Kay	25,000	50,000	(1)	$5.93	12/31/2018
	25,000	50,000	(6)	$7.73	6/17/2019
	75,000	225,000	(7)	$16.09	2/22/2020
	22,000	66,000	(8)	$25.72	6/10/2020
John P. Caparella	—	30,000	(9)	$47.51	5/1/2021	25,000	(13)	$1,068,250

(1)	The remaining unvested portion of this stock option grant vests in two equal installments on January 1, 2012 (which has vested) and January 1, 2013.

(2)	The remaining unvested portion of this stock option grant vests in three equal installments on January 1, 2012 (which has vested), January 1, 2013 and January 1, 2014.

(3)	The stock option grant vests in four equal installments on January 1, 2012 (which has vested), January 1, 2013, January 1, 2014 and January 1, 2015.

(4)	The remaining unvested portion of this stock option grant vests on December 17, 2012.

(5)	The remaining unvested portion of this stock option grant vested on January 1, 2012.

(6)	The remaining unvested portion of this stock option grant vests in two equal installments on June 18, 2012 and June 18, 2013.

(7)	The remaining unvested portion of this stock option grant vests in three equal installments on February 23, 2012 (which has vested), February 23, 2013 and February 23, 2014.

(8)	The remaining unvested portion of this stock option grant vests in three equal installments on June 11, 2012, June 11, 2013 and June 11, 2014.

(9)	The stock option grant vests in two equal installments on May 2, 2013 and May 2, 2014.

(10)

The remaining unvested portion of restricted stock awards as to 1,983 shares vested on January 1, 2012, with the remaining unvested portion of restricted stock awards as to 39,648 shares vesting in three equal installments on January 1, 2012 (which has vested), January 1, 2013 and January 1, 2014.

(11)	The remaining unvested portion of this restricted stock award vests on November 12, 2012.

(12)

The remaining unvested portion of restricted stock awards as to 1,341 shares vested on January 1, 2012, with the remaining unvested portion of restricted stock awards as to 125,000 shares vesting on December 21, 2012.

(13)	The remaining unvested portion of this restricted stock award vests in two equal installments on May 2, 2013 and May 2, 2014.

(14)

Market value is determined based on the closing price of our Common Stock of $42.73 on December 30, 2011 as reported on the NYSE and equals the closing price multiplied by the number of shares underlying the grants.

Option Exercises and Stock Vested in 2011

The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards by the named executive officers during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Sheldon G. Adelson	—	—	1,982	$91,073	(1)
Michael A. Leven	1,758,349	$71,362,314	—	—
Robert G. Goldstein	—	—	3,031	$139,274	(1)
Kenneth J. Kay	—	—	—	—
John P. Caparella	—	—	—	—

(1)

Market value on the vesting date of January 1, 2011 is determined based on the closing price of our Common Stock of $45.95 on December 31, 2010 (the last trading date before the vesting date) as reported on the NYSE and equals the closing price multiplied by the number of vested shares.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The employment agreements and other arrangements for the named executive officers provide for payments and the continuation of benefits upon certain terminations of employment or if there is a change in control of the Company. All payments under the executive employment agreements or other arrangements in connection with a termination of employment are subject to the applicable named executive officer’s agreement to release the Company from all claims relating to his employment and the termination of his employment. The applicable named executive officer also may be subject to covenants restricting his ability to compete with the Company or to hire Company employees for a specified period following termination of employment.

Mr. Adelson

In the event of a termination of Mr. Adelson’s employment for cause (as defined below) or his voluntary termination (other than for good reason (as defined below)), all of his salary and benefits will immediately cease (subject to any requirements of law).

In the event of a termination of Mr. Adelson’s employment by us without cause or a voluntary termination by Mr. Adelson for good reason (as defined below) other than during the two year period following a change in control (as defined below), we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•

his salary and base bonus, if applicable, for the remainder of the term of his employment agreement or, if he becomes employed elsewhere, the difference, if any, between 50% of the salary and bonus compensation earned in such other employment and the salary and base bonus, if applicable, payable under his employment agreement with us;

•	a pro rata annual bonus for the year of termination of employment at the time the bonus would normally be paid;

•	full vesting of all unvested options and restricted stock outstanding on the date of termination of employment; and

•	continued health and welfare benefits for the remainder of the term of the employment agreement (or, if earlier, until he receives health and welfare coverage from a subsequent employer).

In the event of a termination of Mr. Adelson’s employment by us without cause or a termination by Mr. Adelson for good reason within the two-year period following a change in control or Mr. Adelson’s voluntary termination at any time during the one-year period following a change in control, we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•	a lump sum payment of two times his salary plus, if applicable, his target base bonus and target annual supplemental bonus for the year of termination;

•	full vesting of all unvested options and restricted stock awards outstanding on the date of termination of employment;

•	a pro rata target base bonus and target annual supplemental bonus for the year of termination of employment; and

•	continued health and welfare benefits for two years following termination (or, if earlier, until Mr. Adelson receives health and welfare coverage from a subsequent employer).

However, if the change in control does not satisfy the definition of a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation, pursuant to Section 409A of the Code, then the payment of two times salary plus base bonus will be paid ratably for the remainder of the term of the employment agreement and the pro rata annual bonus for the year of termination will be paid at the same time annual bonuses would normally be paid to other executive officers of the Company.

In the case of a termination of Mr. Adelson’s employment due to his death or disability (as defined in his employment agreement), Mr. Adelson (or his estate) will be entitled to receive:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•

continued payments of salary and, if applicable, base bonus, less any applicable disability short term insurance payments, for a period of twelve months following the date of termination of employment;

•

accelerated vesting of options and restricted stock awards such that all such options and awards that would have vested during the twelve month period following the date of termination will become vested as of the date of termination of employment; and

•	a pro rata annual bonus payable at the time the bonus would normally be paid.

In the event of a termination of Mr. Adelson’s employment due to his retirement or a non-renewal termination, we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•	in the case of his retirement, a pro rata annual bonus for the year of termination of employment at the time the bonus would normally be paid; and

•

continued vesting of all equity awards (including incentive awards granted under his employment agreement) in accordance with their terms so that all such awards continue to vest at the same rate as if Mr. Adelson had remained employed by the Company.

If Mr. Adelson terminates his employment on or after the last day of a fiscal year but before the actual grant date of the restricted stock award for that fiscal year, he will be granted a fully vested award for that fiscal year on the date the award would have otherwise been made (and subject to the applicable performance target being achieved) equal to the number of shares he would have been awarded multiplied by the following applicable percentage:

•	0% if the termination was for cause or a voluntary termination (other than for good reason or retirement);

•	33 1/3% if the termination was due to death or disability; and

•	100% if the termination is by us without cause or by the executive for good reason or due to retirement.

In addition, Mr. Adelson is subject to covenants restricting his ability to compete with the Company or to hire Company employees for a specified period following termination of his employment.

Definitions.    The terms “cause,” “good reason” and “change in control” are defined in Mr. Adelson’s employment agreement as follows:

Mr. Adelson may be terminated by the Company for “cause” if:

•

he is convicted of a felony, misappropriates any material funds or material property of the Company, its subsidiaries or affiliates, commits fraud or embezzlement with respect to the Company, its subsidiaries or affiliates or commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or carry out his duties to the Company and fails to correct his behavior following written notice;

•	he materially breaches his employment agreement and fails to correct the breach following written notice;

•

he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company, its subsidiaries or affiliates; or

•

his gaming license is revoked or suspended by Nevada gaming authorities and he fails to correct the situation following written notice; provided, that in the event that the revocation or suspension occurs without there having been any fault on his part, the termination will be treated in the same manner as a termination due to disability instead of for “cause.”

Mr. Adelson may terminate his employment with the Company for “good reason” if:

•

the Company fails to maintain him as Chairman of the Board of Directors and Chief Executive Officer, unless the Board determines that these positions must be held by someone other than Mr. Adelson due to applicable statutory, regulatory or stock exchange requirements, or if this practice is common among companies of similar size in similar industries to us, and the Board determines that this practice constitutes best practices of corporate governance;

•	the Company reduces his base salary;

•	subject to specified exceptions, the Company reduces his target base bonus, target annual bonus or target incentive award opportunity;

•

the Company fails to obtain stockholder approval for the bonus and incentive awards by the earlier of the Company’s 2008 annual meeting of stockholders or the date these awards cease to be exempt from the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended; unless the awards have been approved by the Performance Subcommittee of the Compensation Committee;

•

there is a material change in his duties and responsibilities that would cause his position to have less dignity, importance or scope than intended at the time of the agreement, except for changes resulting from a transaction in which the Company becomes a subsidiary of another company, so long as his duties and responsibilities are not materially changed as they relate solely to the Company; or

•	the Company materially breaches the employment agreement.

A “change in control” occurs upon:

•

the acquisition by any individual, entity or group of beneficial ownership of 50% or more (on a fully diluted basis) of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a change in control: (I) any acquisition by the Company or any affiliate (as defined), (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any affiliate, (III) any acquisition by Mr. Adelson or any related party (as defined) or any group of which Mr. Adelson or a related party is a member, (IV) certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that do not result in a change of ultimate control of more than 50% of the total voting power of the resulting entity or the change in a majority of the board of directors, or (V) in respect of an executive officer, any acquisition by the executive officer or any group of persons including the executive officer (or any entity controlled by the executive officer or any group of persons including the executive officer);

•

the incumbent members of the board of directors on the date that the agreement was approved by the incumbent directors or directors elected by stockholder vote (other than directors elected as the result of an actual or threatened election contest) cease for any reason to constitute at least a majority of the board;

•	the Company’s dissolution or liquidation;

•	the sale, transfer or other disposition of all or substantially all of the Company’s business or assets other than any sale, transfer or disposition to Mr. Adelson or one of his related parties; or

•

the consummation of certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction unless, immediately following any such business combination there is no change of ultimate control of more than 50% of the total voting power of the resulting entity or the change in a majority of the board of directors.

Mr. Leven

In the event that Mr. Leven’s employment is terminated by the Company (other than for cause as defined in his employment agreement and below) or by reason of his death or disability or if Mr. Leven terminates his employment for good reason (as defined in his 2011 employment agreement and below), then he will be entitled to receive:

•	his accrued and unpaid base salary and bonus(es) through the date of termination;

•	a lump sum cash payment of 50% of the base salary he would have received had he remained employed through the remainder of the term of his agreement; and

•

continued participation in the health and welfare benefit plans of the Company during the remainder of the term of his agreement (or, if earlier, until he receives health and welfare coverage with a subsequent employer).

In addition, if (a) Mr. Leven’s employment is terminated prior to the expiration of the term of his agreement because the Company discharges him (other than for cause), (b) he terminates his employment for good reason (as defined in the agreement and below), (c) his employment is terminated due to his death or disability, (d) his employment terminates by reason of expiration of the term of the agreement, or (e) there is a change in control of the Company (as defined in Mr. Leven’s employment agreement and below), then the restricted shares of Common Stock provided for in his employment agreement will immediately become fully vested and the restrictions on the restricted shares shall lapse.

Definitions.    The terms “cause,” “good reason” and “change in control” are defined in Mr. Leven’s employment agreement as follows:

Mr. Leven may be terminated by the Company for “cause” if the Board, at a duly noticed meeting, has determined that one or more of the following events has occurred:

•

he is convicted of a felony, misappropriation of any material funds or material property of the Company or any of its affiliates, commits fraud or embezzlement with respect to the Company or any of its affiliates or commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company or any of its affiliates;

•

he uses alcohol or drugs in a manner that renders him materially unable to perform the functions of his job or carry out his duties to the Company and fails to correct his behavior following written notice;

•

he materially breaches his employment agreement and the breach is likely to cause a material adverse effect on the business of the Company or any of its affiliates and fails to correct the breach following written notice; or

•

he commits any act or acts of serious and bad faith willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates.

Mr. Leven may terminate his employment with the Company for “good reason” if:

•	the Company materially breaches his employment agreement;

•	the Company reduces his base salary;

•	the Company reduces his target bonus;

•	there is a material change in his duties and responsibilities that would cause his position to have less dignity, importance or scope than intended on the date of the employment agreement;

•	a change in control (as defined in the employment agreement for Mr. Adelson described above); or

•	Sheldon G. Adelson is not serving as the Company’s Chief Executive Officer and Chairman of the Board (unless Mr. Adelson’s spouse is serving in such capacities).

Mr. Goldstein

In the event that Mr. Goldstein’s employment is terminated by the Company for cause (as defined in his 2011 and 2012 employment agreements and below), then pursuant to his 2011 and 2012 employment agreements, Mr. Goldstein will be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event that Mr. Goldstein’s employment is terminated by the Company without cause (and other than due to death or disability), then pursuant to his 2011 and 2012 employment agreements, Mr. Goldstein will be entitled to receive:

•	continuation of his base salary for 12 months following termination of employment (or, if shorter, the remainder of the initial term of his employment agreement);

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company;

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event that Mr. Goldstein terminates his employment with the Company due to a change in control (as defined in the employment agreement for Mr. Adelson described above), then pursuant to his 2011 and 2012 employment agreements he will be entitled to receive:

•	all accrued and unpaid base salary and previously earned bonus(es) through the date of termination;

•	a lump sum payment of two (2) times his base salary;

•

(a) accelerated vesting of all equity awards (including awards of stock options and shares of restricted stock outstanding as of July 10, 2009 and, with respect to his 2011 employment agreement, the award of restricted shares of the Company’s Common Stock under the 2011 employment agreement) so that all such awards are fully vested as of the date of termination and (b) pro-rated vesting of the grant of 375,000 shares of restricted stock granted to Mr. Goldstein under his 2012 employment agreement for a termination of his employment due to a change in control in the 2013, 2014 or 2015 calendar years; and

•

continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination.

In the event that Mr. Goldstein voluntarily terminates his employment with the Company, he shall be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event Mr. Goldstein’s employment with the Company is terminated due to his death or disability, then pursuant to his 2011 and 2012 employment agreements, Mr. Goldstein or his estate, as the case may be, shall be entitled to receive:

•

continuation of his base salary for 12 months following termination of employment (or, if shorter, the remainder of the initial term of his 2011 employment agreement), less any short term disability insurance proceeds he receives during such period in the event termination of his employment is due to his disability;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

Mr. Goldstein’s 2011 employment agreement provided that in the event that Mr. Goldstein’s employment terminated due to his death or disability during the 2012 calendar year, he or his estate, as the case may be, shall be entitled to receive accelerated vesting of a portion of the restricted shares of Common Stock granted to him under his 2011 employment agreement such that the pro-rata portion of such award that would have vested through the date of termination (calculated on a straight line basis based on the number of days in the 2012 calendar year prior to the date of termination) shall be immediately vested as of the date of termination. Mr. Goldstein’s 2012 employment agreement provides that in the event that Mr. Goldstein’s employment terminated due to his death or disability during the 2013, 2014 or 2015 calendar years, he, or his estate, as the case may be, shall be entitled to receive accelerated vesting of a portion of the 375,000 restricted shares of Common Stock granted to him under his 2012 employment agreement.

In addition, Mr. Goldstein’s 2009 and 2011 employment agreements provided that if Mr. Goldstein remains continuously employed with the Company through December 31, 2011, then upon termination of his employment with the Company at or following that date, Mr. Goldstein shall be entitled to receive accelerated vesting of all of his awards of stock options and restricted stock that were outstanding as of July 10, 2009.

Definitions.    The term “cause” is defined in Mr. Goldstein’s 2011 and 2012 employment agreements as follows:

Mr. Goldstein may be terminated by the Company for “cause” if :

•	he is convicted of a felony or misappropriates any material funds or material property of the Company, its subsidiaries or affiliates;

•	he commits fraud or embezzlement with respect to the Company, its subsidiaries or affiliates;

•

he commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or to carry out his duties to the Company and he fails to correct the situation following written notice;

•	he commits a material breach of his employment agreement and he fails to correct the situation following written notice;

•

he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company, its subsidiaries or affiliates; or

•	his gaming license is withdrawn with prejudice, denied, revoked or suspended by the Nevada gaming authorities and he fails to correct the situation following written notice.

Mr. Kay

In the event of a termination of Mr. Kay’s employment for cause (as defined in his employment agreement and below) then Mr. Kay will be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event of a termination of Mr. Kay’s employment by the Company without cause or a termination by Mr. Kay for good reason, the Company will be obligated to pay or provide Mr. Kay with:

•

continued payment of his salary for twelve months following the date of termination, subject to reduction if Mr. Kay becomes employed elsewhere; provided that if Mr. Kay terminates his employment for good reason upon a change of control (as defined in the agreement), Mr. Kay shall be entitled to his base salary for twelve months, which amount shall not be subject to any reduction as a result of his employment elsewhere;

•	a pro-rated share of his annual bonus that he would have earned during the year in which the agreement is terminated; and

•

continued health and welfare benefits for Mr. Kay, his spouse and his dependents for twelve months following the date of termination, including for a termination by Mr. Kay for good reason upon a change of control.

In the case of a termination of Mr. Kay’s employment due to his death or disability (as defined in his employment agreement), he will be entitled to receive the following:

•	continued payments of his base salary for a period of twelve months following the date of termination of his employment as a result of such death or disability;

•

continued vesting of stock option awards such that all such stock options that would have vested during the twelve month period following the date of termination as a result of such death or disability will continue to vest as if he had remained employed by the Company during the twelve month period following the date of such termination; and

•	continued health and welfare benefits for Mr. Kay, his spouse and his dependents for the twelve months following the date of termination of his employment as a result of such death or disability.

Definitions.    The terms “cause,” “good reason” and “change of control” are defined in Mr. Kay’s employment agreement as follows:

Mr. Kay may be terminated by the Company for “cause” if:

•

he is convicted of a felony, misappropriates any material funds or material property of the Company or any of its affiliates, commits fraud or embezzlement with respect to the Company or any of its affiliates or commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company or any of its affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or carry out his duties to the Company and fails to correct his behavior following written notice;

•	he materially breaches his employment agreement and fails to correct the breach following written notice;

•

he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates; or

•	his gaming license is withdrawn with prejudice, denied, revoked or suspended by Nevada gaming authorities and he fails to correct the situation following written notice.

Mr. Kay may terminate his employment with the Company for “good reason” if:

•	the Company materially breaches his employment agreement;

•	the Company reduces his base salary;

•

there is a material change in his duties and responsibilities that would cause his position to have less dignity, importance or scope than intended at the time of the agreement, except for changes resulting from a transaction in which the Company becomes a subsidiary of another company, so long as Mr. Kay’s duties and responsibilities are not materially changed as they relate solely to the Company; or

•	Mr. Kay discovers or the Company announces a “change of control.”

Under Mr. Kay’s employment agreement, a “change of control” occurs if Sheldon G. Adelson and the estate planning trusts of Sheldon G. Adelson identified at the effective date of Mr. Kay’s employment agreement in the most recent filing with the Securities and Exchange Commission (the “SEC”) (including any amendments, revisions, conversions, substitutions or otherwise of such trusts) control less than 50% of the voting equity of the Company; provided that a “change of control” ceases to constitute “good reason” unless Mr. Kay gives notice to the Company that he is terminating his employment with the Company due to the “change of control” within 30 days after the first filing is made with the SEC by which the fact of such “change of control” could be determined. For purpose of the preceding sentence, Mr. Kay shall be considered to have determined the existence of a “change of control” on the date of the SEC filing if the filing announces a transaction that has occurred or on the date that a prospective transaction closes.

Mr. Caparella

In the event of a termination of Mr. Caparella’s employment by the Company without cause, Mr. Caparella will be entitled to receive:

•

continuation of his monthly base salary for a period of six months if the termination occurs during the first year of employment and continuation of his monthly base salary for a period of three months if the termination occurs during the second year of employment;

•	reimbursement of COBRA payments for the six or three month period referenced above, as applicable, or until coverage received by Mr. Caparella through another employer becomes effective; and

•	accelerated vesting of the grants of restricted stock and stock options he received at the time he joined the Company.

In the event a change of control of the Company or a change of present management (Mr. Adelson or Mr. Leven) occurs, Mr. Caparella will be entitled to receive a severance payment equal to six months of his base salary.

Definitions.    The terms “cause,” “good reason” and “change of control” are not defined in Mr. Caparella’s employment arrangements.

2004 Equity Award Plan

In the event of a change in control (as defined above in the definition of change in control in the employment agreements for Messrs. Adelson, Leven and Goldstein and in the 2004 Equity Award Plan), if our Compensation Committee so determines:

•	all outstanding options and equity (other than performance compensation awards) issued under the 2004 Equity Award Plan shall fully vest; and

•	outstanding awards may be cancelled and the value of the awards paid to the participants in connection with a change in control.

In addition, performance compensation awards shall vest based on the level of attainment of the performance goals as determined by the Compensation Committee.

Potential Payments/Benefits Upon Termination of Employment for 2011

The table below sets forth information about the potential payments and benefits our executive officers who were employed by the Company on December 31, 2011 may receive under their employment agreements upon the termination of their employment with the Company. The amounts shown in the table below are estimates of the payments that each executive officer would receive in certain instances assuming a hypothetical employment termination date of December 31, 2011. The amounts actually payable will be determined only upon the termination of employment of each executive officer, taking into account the facts and circumstances surrounding the executive officer’s termination of employment.

The information in the table assumes that:

•	amounts included as bonus payments for 2012 performance are target amounts based on the achievement of performance goals;

•	the executive officer did not become employed by a subsequent employer; and

•	equity awards vest fully upon a change in control, if provided in the applicable employment agreement.

Name	Cash Payments	Acceleration of Restricted Stock(1)	Acceleration of Options(2)	Continued Health Benefits	Total
Sheldon G. Adelson
-Without Cause/For Good Reason	$7,697,949	$3,603,893	$15,639,782	$10,000	$26,951,624
-Change in Control	$13,869,794	$3,603,893	$15,639,782	$20,000	$33,133,469
-Death/Disability	$7,810,994	$1,257,787	$7,316,799	—	$16,385,580
Michael A. Leven
-Without Cause/For Good Reason	$4,510,500	$14,955,500	—	$8,750	$19,474,750
-Change in Control	$4,510,500	$14,955,500	—	$8,750	$19,474,750
-Death/Disability	$4,510,500	$14,955,500	—	$8,750	$19,474,750
Robert G. Goldstein
-Without Cause/For Good Reason	$1,500,000	—	—	—	$1,500,000
-Change in Control	$4,599,000	$57,301	$8,644,700	$20,000	$13,321,001
-Death/Disability	$1,500,000	$57,301	$4,322,350	—	$5,879,651
Kenneth J. Kay
-Without Cause/For Good Reason	$2,433,855	—	—	$10,000	$2,443,855
-Change in Control	$2,433,855	—	—	$10,000	$2,443,855
-Death/Disability	$1,189,760	—	$4,167,220	$10,000	$5,366,980
John P. Caparella
-Without Cause/For Good Reason	$412,500	$1,068,250	—	$5,000	$1,485,750
-Change in Control	$412,500	—	—	—	$412,500
-Death/Disability	—	—	—	—	—

(1)

Reflects (a) the grants of restricted stock for 2011 that are earned and vest pursuant to the applicable employment agreement, and (b) the value of accelerated vesting of restricted stock, based on the closing price of our Common Stock on December 30, 2011 (the last trading day of 2011) of $42.73 per share. Of the amounts shown in the table, restricted stock with a value of $1,257,787 for Mr. Adelson and $57,301 for Mr. Goldstein vested during the period from January 1, 2012 through the date of this proxy statement and, accordingly, will not be accelerated in the event of a termination of employment for either of these executive officers.

(2)

Reflects the value of accelerated vesting of options equal to the excess of (a) the closing price of our Common Stock on December 30, 2011 (the last trading day of 2011) of $42.73 per share over (b) the applicable exercise price of the options. Of the amounts shown in the table, options with a value of $7,316,799 for Mr. Adelson, $4,322,350 for Mr. Goldstein and $3,793,000 for Mr. Kay vested during the period from January 1, 2012 through the date of this proxy statement and, accordingly, will not be accelerated in the event of a termination of employment for any of these executive officers.

DIRECTOR COMPENSATION

Each of our non-employee directors receives an annual cash retainer of $75,000 and an annual grant of, at each non-employee director’s election, either restricted stock or restricted stock units equal in value to $75,000. The restricted stock and restricted stock units are subject to a one year forfeiture period and the shares may not be sold until the director retires from the Board (except to the extent necessary to cover taxes incurred as a result of the vesting of the restricted stock or restricted stock units). In 2011, Messrs. Ader, Chafetz, Forman, Koo, Schwartz and Siegel each received 1,932 shares of restricted stock. In addition, each non-employee director receives a one-time grant of options upon becoming a non-employee director with an aggregate value of $100,000 on the date of grant (based on the Black-Scholes option valuation model). The stock options vest in five equal installments on each of the first five anniversaries of the date of grant. In 2011, Mr. Koppelman received a grant of 2,930 options at the time of his election to the Board. Both the restricted stock grants and the options are granted to the directors pursuant to our 2004 Equity Award Plan.

We pay non-employee directors $1,500 for each meeting of the Board that they attended ($750 for telephonic meetings). We pay non-employee directors who are members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee $1,000 for each committee meeting that they attend ($500 for telephonic meetings). During 2011, we paid an annual retainer of $50,000 to the chairperson of the Audit Committee and an annual retainer of $15,000 to each member of the Audit Committee. We also paid an annual retainer of $15,000 to the chairperson of the Compensation Committee and an annual retainer of $5,000 to each member of the Compensation Committee. Beginning in 2012, we pay the chairperson of the Nominating and Governance Committee an annual retainer of $15,000 and each member of the Nominating and Governance Committee an annual retainer of $5,000.

Non-employee directors may defer cash compensation payments into a deferred compensation plan. None of these payments have been deferred to date. Non-employee directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance.

Beginning in 2006, the Compensation Committee retained HVS Executive Search for advice on compensation-related matters, including a review of director compensation. HVS Executive Search provided advice on director compensation during 2011. The Compensation Committee may, in its discretion, seek the advice of our chief executive officer or any of our other executive officers, in determining or recommending the amount or form of compensation for our outside directors.

2011 Director Compensation Table

The following table describes the compensation arrangements with our non-employee directors for 2011.

Name	Fees Earned ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Jason N. Ader	$100,910	$75,000	—	$175,910
Irwin Chafetz	$88,090	$75,000	—	$163,090
Charles D. Forman	$95,019	$75,000	—	$170,019
George P. Koo	$87,500	$75,000	—	$162,500
Charles A. Koppelman(3)	$17,065	—	$100,000	$117,065
Jeffrey H. Schwartz(4)	$107,989	$75,000	—	$182,989
Irwin A. Siegel(4)	$137,590	$75,000	—	$212,590

(1)

The amounts in this column are the grant date fair values of stock awards granted during the fiscal year ended December 31, 2011 as determined in accordance with accounting standards regarding share-based payments. Assumptions used in the calculation of these amounts are reflected in Note 15 to the consolidated financial statements for the year ended December 31, 2011 included in the Company’s 2011 Annual Report on Form 10-K. The restricted stock vests on the first anniversary of the date of grant, if the director is still serving on the Board on the vesting date. As of December 31, 2011, Messrs. Ader, Chafetz, Forman, Koo, Schwartz and Siegel each held 1,932 unvested shares of restricted stock that will vest on June 10, 2012.

(2)

The amounts in this column are the grant date fair values of option awards granted during the fiscal year ended December 31, 2011 as determined in accordance with accounting standards regarding share-based payments. Assumptions used in the calculation of these amounts are reflected in Note 15 to the consolidated financial statements for the year ended December 31, 2011 included in the Company’s 2011 Annual Report on Form 10-K. During the year ended December 31, 2011, Mr. Koppelman received an option to purchase 2,930 shares of our Common Stock with a per share grant date value of $34.12 and an exercise price per share of $43.47. As of December 31, 2011, Messrs. Ader, Chafetz, Forman, Koo, Koppelman, Schwartz and Siegel held options to acquire 57,051, 39,970, 43,349, 28,696, 2,930, 107,644 and 33,850 shares of our Common Stock, respectively, of which 25,000 options held by Messrs. Ader, Chafetz, Forman, Koo, Schwartz and Siegel vest in four equal installments on each of the first four anniversaries of the February 23, 2010 date of grant. The remaining 32,051 options held as of December 31, 2011 by Mr. Ader, 14,970 options held by Mr. Chafetz, 18,349 options held by Mr. Forman, 3,696 options held by Dr. Koo, 2,930 options held by Mr. Koppelman, 82,644 options held by Mr. Schwartz and 15,100 options held by Mr. Siegel vest (or have vested) in five equal installments on each of the first five anniversaries of the respective dates of grant.

(3)	Mr. Koppelman was elected to the Board on October 26, 2011.

(4)	The amounts in the table exclude fees paid by Sands China Ltd. to Messrs. Schwartz and Siegel in connection with their service as members of the Board of Directors of Sands China Ltd.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information with respect to our 2004 Equity Award Plan as of December 31, 2011:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	12,088,742	$37.38	7,423,285
Equity compensation plans not approved by security holders	—	—	—
Total	12,088,742	$37.38	7,423,285

(1)	The weighted average exercise price excludes 42,000 restricted stock units included in (a).

(2)

Our 2004 Equity Award Plan was approved by our stockholders prior to our initial public offering. The performance-based provisions of our 2004 Equity Award Plan were reapproved by our stockholders at our 2008 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of Irwin A. Siegel (Chair), Jason N. Ader and Jeffrey H. Schwartz. The Board has determined that Messrs. Siegel, Ader and Schwartz meet the current independence and experience requirements of the NYSE’s listing standards. In addition, the Board has determined that each of the members of the Audit Committee is financially literate and Mr. Siegel qualifies as the audit committee financial expert.

The Audit Committee’s responsibilities are described in a written charter adopted by the Board. The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting system. Among its various activities, the Audit Committee reviews:

1.	The adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

2.	The independence and performance of the Company’s independent registered public accounting firm and internal auditors; and

3.	The Company’s compliance with legal and regulatory requirements.

The Audit Committee meets regularly in open sessions with the Company’s management, independent registered public accounting firm and internal auditors to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly in closed sessions with the Company’s management, independent registered public accounting firm and internal auditors to review the foregoing matters. The Audit Committee selects the Company’s independent registered public accounting firm, and periodically reviews their performance and independence from management.

The Audit Committee reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Pursuant to its charter, the Audit Committee performs an annual self-assessment. For 2011, the Audit Committee concluded that, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations.

Respectfully submitted,

Irwin A. Siegel, Chairman

Jason N. Ader

Jeffrey H. Schwartz

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth fees paid or payable to our independent registered public accounting firm in 2010 and 2011 for audit and non-audit services as well as the percentage of these services approved by our Audit Committee:

	2010	2011	% of Services Approved by Audit Committee
Audit Fees	$4,703,068	$3,554,561	100%
Audit Related Fees	$486,285	$160,840	100%
Tax Fees	$551,153	$1,689,604	100%
All Other Fees	$160,757	$56,567	100%

The category of “Audit Fees” includes fees for our annual audit and quarterly reviews, as well as additional audit related accounting consultations and required statutory audits of certain of the Company’s subsidiaries.

The category of “Audit Related Fees” includes accounting related consultations, services related to benefit plans and contract compliance review services.

The category of “Tax Fees” includes tax consultation and planning fees and tax compliance services.

The category of “All Other Fees” principally includes fees for a human capital benchmarking study, license fees for an accounting literature research database and treasury advisory services.

Pre-Approval Policies and Procedures

Our Audit Committee Charter contains our policies related to pre-approval of services provided by the independent registered public accounting firm. The Audit Committee, or one of its members if such authority is delegated by the Audit Committee, has the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services provided by the independent registered public accounting firm and (b) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Act and, in connection therewith, to approve all fees and other terms of engagement.

The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company. For audit services related to the audit of the consolidated financial statements of the Company, the independent registered public accounting firm will provide the Audit Committee with an engagement letter each year prior to or contemporaneously with commencement of the audit services outlining the scope of the audit services proposed to be performed during the fiscal year. If the services are agreed to by the Audit Committee, the engagement letter will be formally accepted. The Audit Committee also approves statutory audit services for our foreign subsidiaries. For tax services, the independent registered public accounting firm will provide the Audit Committee with a separate scope of the tax services proposed to be performed during the fiscal year. If the terms of the tax services are agreed to by the Audit Committee, the tax engagement letters will be formally accepted. All other non-audit services will require pre-approval from the Board on a case-by-case basis.

If the pre-approval authority is delegated to a member, the pre-approval must be presented to the Audit Committee at its next scheduled meeting.

CERTAIN TRANSACTIONS

Set forth below is a description of certain transactions with our executive officers and directors. Under its charter, the Audit Committee approves all related-party transactions required to be disclosed in our public filings and all transactions involving executive officers or directors of the Company that are required to be approved by the Audit Committee under the Company’s Code of Business Conduct and Ethics. For more information about our policies with respect to transactions with related parties, see “Corporate Governance — Related Party Transactions.”

Administrative Services Agreement

Pursuant to an administrative services agreement among Las Vegas Sands, Inc. (now known as Las Vegas Sands, LLC), certain of its subsidiaries and Interface Operations, LLC, an entity that is controlled by Mr. Adelson, our Chairman and Chief Executive Officer, and his wife, Dr. Miriam Adelson and that is otherwise unaffiliated with us (“Interface Operations”), the parties have agreed to share ratably in the costs of, and under certain circumstances provide to one another, shared services, including legal services, accounting services, insurance administration, benefits administration, travel services and such other services as each party may request of the other. In addition, under this administrative services agreement, the parties have agreed to share ratably the costs of any shared office space.

Registration Rights Agreement

Messrs. Adelson, Forman and Goldstein and certain other stockholders and employees, former employees and certain trusts that they established have entered into a registration rights agreement with us relating to the shares of Common Stock they hold. Subject to several exceptions, including our right to defer a demand registration under certain circumstances, Mr. Adelson and the trusts he established may require that we register for public resale under the Securities Act all shares of Common Stock they request be registered at any time, subject to certain conditions. Mr. Adelson and the trusts may demand registrations so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $20 million or more. Since we became eligible to register the sale of our securities on Form S-3 under the Securities Act, Mr. Adelson and the trusts have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions.

The other stockholders that are party to this agreement were granted piggyback registration rights on any registration for the account of Mr. Adelson or the trusts that he established, subject to cutbacks if the registration requested by the Adelson entities is in the form of a firm commitment underwritten offering and if the underwriters of the offering determine that the number of securities to be offered would jeopardize the success of the offering.

In addition, the stockholders and employees that are party to this agreement and the trusts have been granted piggyback rights on any registration for our account or the account of another stockholder, subject to cutbacks if the underwriters in an underwritten offering determine that the number of securities offered in a piggyback registration would jeopardize the success of the offering.

On November 14, 2008, the Company entered into a second amended and restated registration rights agreement with Dr. Adelson and certain other stockholders in connection with (i) Dr. Adelson’s purchase of shares of the Company’s 10% Series A Cumulative Perpetual Preferred Stock and warrants to purchase an aggregate of up to 87,500,175 shares of Common Stock and (ii) the conversion of convertible notes held by Dr. Adelson into 86,363,636 shares of Common Stock. Dr. Adelson was granted the same registration rights with respect to the Series A Preferred Stock, the warrants and the Common Stock issuable upon exercise of the warrants and the conversion of the convertible notes as the registration rights previously granted under the registration rights agreement described above.

In connection with a Registration Statement on Form 3-ASR filed by the Company on November 4, 2011, the parties to the second amended and restated registration rights agreement and their permitted assignees (as defined in the agreement) waived their rights to (a) receive written notice from the Company of the filing of the registration statement and the proposed registration of the shares of our Common Stock underlying the Company’s outstanding warrants and (b) register any shares of Common Stock or preferred stock in the registration statement and the shares of our Common Stock underlying the Company’s outstanding warrants.

Transactions Relating to Aircraft

Aviation and Related Personnel

Sands Aviation, LLC (“Sands Aviation” and formerly known as Interface Employee Leasing, LLC), a wholly owned subsidiary of the Company, is engaged primarily in the business of providing aviation personnel, including pilots, aircraft mechanics and flight attendants, and administrative personnel, to the Company and to Interface Operations. Sands Aviation charges a fee to each of the Company and Interface Operations for their respective use of these personnel. The fees charged by Sands Aviation are based upon its actual costs of employing or retaining these personnel, which are then allocated between the Company and Interface Operations. The method of allocating these costs varies depending upon the nature of the service provided. For example, pilot services are allocated based upon the actual time spent operating aircraft for the Company and for Interface Operations, respectively. The services of Sands Aviation’s aircraft mechanics are allocated based on the number and manufacturer of aircraft serviced and administrative personnel are allocated based upon the number of aircraft maintained by the Company and Interface Operations, respectively. In addition, hangar lease costs are allocated based upon the number and type of aircraft maintained by the Company and Interface Operations, respectively. During 2011, Sands Aviation charged Interface Operations approximately $14.5 million for its use of Sands Aviation’s aviation and related personnel and other overhead costs.

Time Sharing Agreements

The Company and its subsidiaries use aircraft owned by companies controlled by Mr. Adelson for business purposes, including flying customers to our properties. The Company believes that its use of these aircraft provides the Company with a significant competitive advantage in attracting customers to the Company’s properties and that similar aircraft with comparable amenities are not generally available for charter. The Company believes that the amounts paid to companies controlled by Mr. Adelson for the use of the aircraft are less than the Company would be required to pay to a third party provider, if comparable aircraft were available, and also believes that the amounts paid pursuant to the agreements relating to the use of the aircraft described below do not provide for profits or a return on investment to the companies controlled by Mr. Adelson.

The Company has entered into several aircraft time sharing agreements and aircraft cost sharing agreements with Interface Operations. Under the agreements, the party using an aircraft pays fees of up to (i) twice the cost of the fuel, oil and other additives used, (ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iii) all expenses for catering and in-flight entertainment materials, (iv) all expenses for flight planning and weather contract services, (v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation, and (vi) all communications charges, including in-flight telephone. The agreements and the amounts paid under each agreement are as follows:

•

an aircraft cost sharing agreement providing for Interface Operations’ use on a time sharing basis of two Boeing 737 aircraft owned by the Company, pursuant to which the Company charged Interface Operations approximately $0.1 million in respect of Interface Operations’ 2011 use of Company aircraft;

•

an aircraft time sharing agreement providing for Interface Operations’ use on a time sharing basis of three Gulfstream G-IV aircraft, one Gulfstream G-V aircraft and one Hawker 800XP aircraft owned by the Company, pursuant to which the Company charged Interface Operations approximately $0.9 million in respect of Interface Operations’ 2011 use of Company aircraft;

•

an aircraft time sharing agreement providing for the Company’s use on a time sharing basis of a Boeing Business Jet, a Gulfstream G-III aircraft and a Gulfstream G-IV aircraft owned by Interface Operations pursuant to which Interface Operations charged the Company approximately $4.5 million in respect of the Company’s 2011 use of Interface Operations’ aircraft; and

•

an aircraft cost sharing agreement providing for the Company’s use on a time sharing basis of a Boeing 767 aircraft owned by Interface Operations pursuant to which Interface Operations charged the Company approximately $3.4 million in respect of the Company’s 2011 use of Interface Operations’ aircraft.

In addition, the Company has entered into an aircraft cost allocation agreement with Interface Operations Bermuda, LTD (“Interface Bermuda”), a company controlled by Mr. Adelson. Under the terms of this agreement, the Company is entitled to the use, on a time sharing basis, of two Boeing 747 Aircraft provided by Interface Bermuda. Under the agreement, the Company has agreed to pay Interface Bermuda fees of up to (i) a pro rata share of all fixed costs, such as hangar, insurance, pilot salaries and training, maintenance, subscription services, support personnel and other similar items (exclusive of tax depreciation), (ii) actual costs of fuel, oil and other additives used, (iii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iv) all expenses for catering and in-flight entertainment materials, (v) all expenses for flight planning and weather contract services, (vi) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation, and (vii) all communications charges, including in-flight telephone. Interface Bermuda charged the Company approximately $8.8 million in respect of the Company’s 2011 use of Interface Bermuda’s aircraft.

Purchase of Restaurant

During 2003, Las Vegas Sands, Inc. purchased the lease interest and assets of Carnevale Coffee Bar LLC, which operated a coffee bar in The Venetian, for $3.1 million, of which $625,000 was payable during 2003 and $250,000 is payable annually over ten years, beginning in September 2003. Half of the purchase price is payable to a family trust of Mr. Adelson’s that owned a 50% interest in Carnevale Coffee Bar LLC.

10% Series A Cumulative Perpetual Preferred Stock and Warrants to Purchase Common Stock

On November 14, 2008, the Company sold to Dr. Miriam Adelson, the wife of Mr. Adelson, our principal stockholder, Chairman and Chief Executive Officer, units consisting of 5,250,000 shares of the Company’s 10% Series A Cumulative Perpetual Preferred Stock and warrants to purchase an aggregate of up to 87,500,175 shares of Common Stock at an exercise price of $6.00 per share, on substantially the same terms as those offered to the public in a simultaneous public offering. The aggregate purchase price paid by Dr. Adelson was $525.0 million. On November 15, 2011, the Company redeemed the preferred stock held by Dr. Adelson for $577.5 million. Additionally, during 2011, the Company paid Dr. Adelson quarterly dividend payments on the preferred stock in the aggregate amount of $52.5 million. In addition, in accordance with the agreement under which the Company sold the preferred stock and warrants to Dr. Adelson, on January 9, 2012, the Company paid $280,000 in costs and expenses of Dr. Adelson relating to Hart-Scott-Rodino Act clearance for the exercise by Dr. Adelson of the warrants she held.

Other Transactions with Mr. Adelson and His Family

We have employed Dr. Miriam Adelson, the wife of Mr. Adelson, our Chairman and Chief Executive Officer, as the Director of Community Involvement since August 1990 where, in conjunction with our Government Relations Department, she oversees and facilitates our partnerships with key community groups and other charitable organizations. We paid her approximately $50,000 during 2011.

During 2011, we employed Mr. Adelson’s son-in-law as the Vice President of Corporate Strategy. He was paid approximately $596,000 for work performed during 2011.

During 2011, Mr. Adelson’s daughter and her family resided in suites at The Venetian and were charged $98,020 in rent for these accommodations. The rental value for the suites was determined based upon an independent third-party appraisal.

During 2011, we leased office space at The Venetian to Interface Operations, a company controlled by Mr. Adelson. Interface Operations, paid the Company approximately $61,000 in rent related to 2011. In addition, Interface Operations purchased approximately $29,000 of banquet room, catering, lodging and other goods and services from our properties in the ordinary course during 2011.

Mr. Adelson and his family purchased approximately $0.4 million of banquet room, catering, lodging and other goods and services from our properties in the ordinary course during 2011. Mr. Adelson also purchased approximately $3,500 of project coordination services during 2011.

Property and Casualty Insurance

With the exception of aviation related coverages, the Company and entities controlled by Mr. Adelson which are not subsidiaries of the Company (the “Stockholder Controlled Entities”) purchase property and casualty insurance separately. The Company and the Stockholder Controlled Entities bid for and purchase aviation related coverages together. The Company and the Stockholder Controlled Entities are separately invoiced for, and pay for, aviation related insurance and allocate the aviation insurance costs not related to particular aircraft among themselves in accordance with the other allocations of aviation costs discussed above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

One of the purposes of the meeting is to elect three Class II directors for a three-year term ending in 2015. The three nominees are Jason N. Ader, Michael A. Leven and Jeffrey H. Schwartz.

In the event any of the nominees should be unavailable to serve as a Director, which is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

Nominee Information

Jason N. Ader.    Mr. Ader has been a director of the Company since April 2009. Mr. Ader is the founder and Chief Executive Officer of Ader Investment Management LLC, a New York-based investment advisor and merchant banking firm specializing in the hospitality and real estate sectors that he founded in March 2003. Mr. Ader is also a Director of Western Liberty Bancorp. Prior to founding Ader Investment Management LLC, Mr. Ader was a Senior Managing Director at Bear, Stearns & Co. Inc., from 1995 to 2003. From 1993 to 1995 he was a Vice President at Smith Barney, and from 1990 to 1993 he was an analyst at Baron Capital.

Michael A. Leven.    Mr. Leven has been the Company’s President and Chief Operating Officer since March 2009, Secretary since June 2010 and a director of the Company since August 2004. He was a director of Las Vegas Sands, Inc. from May 2004 until July 2005. Mr. Leven served as the Chief Executive Officer of the Georgia Aquarium from September 2008 until he joined our Company in March 2009. Since July 2010, Mr. Leven has also served as the Acting Chief Executive Officer and a member of the Board of Directors of the Company’s subsidiary, Sands China Ltd. From January 2006 through September 2008, Mr. Leven was the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation. Until July 2006, Mr. Leven was the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. He was previously the president and chief operating officer of Holiday Inn Worldwide, president of Days Inn of America, and president of Americana Hotels. Mr. Leven also serves as Special Adviser to the Board of Directors of the Company’s subsidiary, Sands China Ltd., and as an officer and/or director of several of our other subsidiaries. Mr. Leven serves as a director emeritus of Hersha Hospitality Trust. Mr. Leven serves on many other non-profit boards.

Jeffrey H. Schwartz.    Mr. Schwartz has been a director of the Company since March 2009. He is the Deputy Chairman, Chairman of the Executive Committee and Co-Founder of Global Logistic Properties, which controls the largest platform of logistic facilities in Asia and is listed on the Singapore Exchange Ltd. (SGX). Mr. Schwartz was the Chief Executive Officer of ProLogis from January 2005 through November 2008. Mr. Schwartz also serves on the Board of Directors of the Company’s subsidiary, Sands China Ltd. He served as a director of ProLogis from August 2004 to November 2008 and ProLogis European Properties from September 2006 until November 2008.

The Board of Directors recommends a vote FOR the election of the nominees listed above.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company is scheduled to meet prior to the stockholders’ meeting to select, subject to ratification by the stockholders, the independent registered public accounting firm to audit the consolidated financial statements of the Company during the year ending December 31, 2012. It is anticipated the Audit Committee will select the firm of PricewaterhouseCoopers LLP.

A representative of PricewaterhouseCoopers LLP will be present at the stockholders’ meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of

PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year ending December 31, 2012.

PROPOSAL NO. 3

AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and pursuant to Section 14A of the Securities Act, our stockholders are being provided with an advisory (non-binding) vote on executive compensation. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

The say-on-pay vote is required to be offered to our stockholders at least once every three years. Last year, our stockholders recommended that we provide them with the opportunity to provide their “say-on-pay” vote each year, and our Board of Directors has accepted that recommendation.

The Board of Directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. In addition, our compensation philosophy places more emphasis on variable elements of compensation (such as annual cash bonuses and equity-based compensation) than fixed remuneration. For example, a significant portion of our executive compensation is based on the Company’s achievement of predetermined performance-based financial targets. Our executives also receive equity incentive awards to better link their compensation to the Company’s performance.

We encourage you to read our Compensation Discussion and Analysis contained in this proxy statement for a more detailed discussion of our compensation policies and procedures.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).”

The above-referenced disclosures appear at pages 21-45 of this proxy statement.

The Board of Directors recommends a vote “FOR” approval of the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).

TIMEFRAME FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2013 annual meeting of stockholders, to be considered for inclusion in our proxy statement for that annual meeting, must be personally delivered or mailed to our principal executive offices, as required by our Amended and Restated By-Laws, no earlier than February 7, 2013 and no later than March 9, 2013, to the attention of the Corporate Secretary as follows: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

With respect to any proposal by a stockholder not seeking to have its proposal included in the proxy statement but seeking to have its proposal considered at the 2013 annual meeting, if that stockholder fails to notify us of its proposal in the manner set forth above by March 9, 2013, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2013 annual meeting, notwithstanding that stockholders have not been advised of the proposal in the proxy statement for the 2013 annual meeting. Any stockholder proposals must comply in all respects with Rule 14a-8 of Regulation 14A and other applicable rules and regulations of the SEC.

OTHER INFORMATION

The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 7, 2012: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2011 are available on our website at http://investor.lasvegassands.com/proxy.cfm.

Admission Ticket Annual Meeting of Stockholders of LAS VEGAS SANDS CORP. June 7, 2012 2:00 p.m. (Eastern Time) Sheraton New York Hotel & Towers 811 Seventh Ave. New York, NY 10019 This ticket must be presented at the door for entrance to the meeting. Stockholders may bring one guest to the meeting. 1 FORM OF PROXY LAS VEGAS SANDS CORP. Proxy for Annual Meeting of Stockholders June 7, 2012 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Michael A. Leven, Robert G. Goldstein and Kenneth J. Kay, and each of them, Proxies, with full power of substitution, to represent and vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Las Vegas Sands Corp. to be held at Sheraton New York Hotel & Towers, 811 Seventh Ave., New York, NY 10019, on June 7, 2012, at 2:00 p.m. (Eastern time), and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting. (Continued and to be SIGNED on the other side) COMMENTS: 14475

ANNUAL MEETING OF STOCKHOLDERS OF LAS VEGAS SANDS CORP. June 7, 2012 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 7, 2012: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2011 are available on our website at http://investor.lasvegassands.com/proxy.cfm. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330300000000001000 2 060712 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEES O Jason N. Ader O Michael A. Leven WITHHOLD AUTHORITY O Jeffrey H. Schwartz FOR ALL NOMINEES FOR (See ALL instructions EXCEPT below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To consider and act upon the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. FOR AGAINST ABSTAIN 3. To consider and act upon an advisory (non-binding) proposal on the compensation of the named executive officers. This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted FOR Items 1, 2 and 3 and otherwise in the discretion of the Proxies at the annual meeting or any adjournments or postponement thereof. Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.amstock.com for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. I plan to attend meeting. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF LAS VEGAS SANDS CORP. June 7, 2012 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 7, 2012: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2011 are available on our website at http://investor.lasvegassands.com/proxy.cfm. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330300000000001000 2 060712 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEES O Jason N. Ader O Michael A. Leven WITHHOLD AUTHORITY O Jeffrey H. Schwartz FOR ALL NOMINEES FOR (See ALL instructions EXCEPT below) FOR AGAINST ABSTAIN 2. To consider and act upon the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. FOR AGAINST ABSTAIN 3. To consider and act upon an advisory (non-binding) proposal on the compensation of the named executive officers. This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted FOR Items 1, 2 and 3 and otherwise in the discretion of the Proxies at the annual meeting or any adjournments or postponement thereof. Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.amstock.com for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. I plan to attend meeting. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Annual Stockholder Meeting of LAS VEGAS SANDS CORP. To Be Held On: June 7, 2012 at 2:00 p.m. (Eastern time) Sheraton New York Hotel & Towers, 811 Seventh Ave., New York, NY 10019 COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/24/12. Please visit http://investor.lasvegassands.com/proxy.cfm, where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Form of Electronic Proxy Card Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. 1. Election of Directors: NOMINEES: Jason N. Ader Michael A. Leven Jeffrey H. Schwartz 2. To consider and act upon the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. 3. To consider and act upon an advisory (non-binding) proposal on the compensation of the named executive officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 AND 3. Please note that you cannot use this notice to vote by mail.